Exhibit 3.7

AMENDED AND RESTATED
AGREEMENT
OF
LIMITED PARTNERSHIP
OF
ENSOURCE ENERGY PARTNERS, LP
DATED AS OF NOVEMBER                     , 2005

* * * * * * * * * *

     THE PARTNERSHIP INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES ACTS OR OTHER SIMILAR STATUTES IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS. THE SALE OR OTHER DISPOSITION OF THE PARTNERSHIP INTERESTS IS PROHIBITED UNLESS SUCH SALE OR DISPOSITION IS MADE IN COMPLIANCE WITH ALL SUCH APPLICABLE ACTS, OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH TRANSFER. ADDITIONAL RESTRICTIONS ON TRANSFER OF THE PARTNERSHIP INTERESTS ARE SET FORTH IN THIS AGREEMENT. BY ACQUIRING THE PARTNERSHIP INTERESTS IN THE PARTNERSHIP, THE PARTNER REPRESENTS THAT IT HAS ACQUIRED THE PARTNERSHIP INTERESTS FOR INVESTMENT AND THAT IT WILL NOT SELL OR OTHERWISE DISPOSE OF THE PARTNERSHIP INTERESTS WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID ACTS AND THE RULES AND REGULATIONS THEREUNDER, UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH THE TRANSFER, AND THE REQUIREMENTS OF THIS AGREEMENT.

Article 1
Organizational Matters

1.1	Continuation of Partnership	1
1.2	Name	1
1.3	Registered Office; Principal Office	2
1.4	Term	2

	Article 2
	Definitions

2.1	Definitions	2

	Article 3
	Purpose

3.1	Purpose	11

	Article 4
	The Partners; Classes of Partnership Interests; Capital Contributions

4.1	Partners	12
4.2	Classes of Partnership Interests	12
4.3	Additional Partnership Securities	12
4.4	Capital Contributions	13
4.5	Non-Payment of Capital Contributions	15
4.6	Capital Accounts	16
4.7	Limited Partner Expenses	17

	Article 5
	Allocations and Distributions

5.1	Allocations for Capital Account Purposes	18
5.2	Allocations for Tax Purposes	22
5.3	Distributions	24

	Article 6
	Management and Operation of Business

6.1	Management	25
6.2	Duties and Services of the General Partner	32
6.3	Reliance by Third Parties	32
6.4	Compensation and Reimbursement of Partners	33
6.5	Outside Activities	33
6.6	Partnership Funds	33
6.7	Indemnification of Partners and Their Affiliates	33
6.8	Liability of Partners and Their Affiliates	35
6.9	Other Matters Concerning General Partner.	36
6.10	Certain Decisions.	36

	Article 7
	Rights and Obligations of Limited Partners

7.1	Limitation of Liability	37
7.2	Management of Business	37

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7.3	Outside Activities	37
7.4	Return of Capital	37
7.5	Rights of Limited Partners Relating to the Partnership	37
7.6	Confidentiality	37
7.7	Right to Direct General Partner to Dispose of Units	38
7.8	Rights of Limited Partners Relating to the General Partner	41

	Article 8
	Books, Records, Accounting and Reports

8.1	Records and Accounting	42
8.2	Fiscal Year	42
8.3	Reports	42

	Article 9
	Tax Matters

9.1	Tax Returns; Partnership Status; Elections	43
9.2	Tax Matters Partner	43
9.3	Partnership Withholding	44

	Article 10
	Transfer of Interests

10.1	Transfers of Partnership Interests	44
10.2	Right of First Offer	44
10.3	Transfer of Partnership Interest of General Partner	46
10.4	General Transfer Provisions	46

	Article 11
	Admission of Limited Partners and Substituted Limited Partners

11.1	Admission of Substituted Limited Partners	47
11.2	Admission of Successor General Partner	48

	Article 12
	Withdrawal of the General Partner

12.1	Withdrawal of General Partner	48
12.2	Interest of Departing General Partner	48

	Article 13
	Dissolution and Liquidation

13.1	Dissolution	48
13.2	Liquidation	49
13.3	Return of Capital	50
13.4	Waiver of Partition	50
13.5	Cancellation of Certificate of Limited Partnership	51
13.6	Reasonable Time for Winding Up	51
13.7	No Capital Account Restoration	51
13.8	Compliance with Timing Requirements of Regulations	51

	Article 14
	Amendments; Mergers; Meetings; Voting

14.1	Amendments	51
14.2	Meetings	52

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14.3	Mergers, Consolidations and Exchange of Interests	52
14.4	Action by Written Consent	53

	Article 15
	Power of Attorney

15.1	Power of Attorney	53
	Article 16
	Representations and Warranties

16.1	Representations and Warranties of each Partner	53
16.2	Representations and Warranties of Each Limited Partner	54

	Article 17
	Dispute Resolution

17.1	Binding Arbitration	55

	Article 18
	General Provisions

18.1	Addresses and Notices	56
18.2	Titles and Captions	56
18.3	Pronouns and Plurals	57
18.4	Construction of Term “Includes”	57
18.5	Further Action	57
18.6	Binding Effect	57
18.7	Integration	57
18.8	Creditors	57
18.9	Waiver	57
18.10	Legal Counsel	57
18.11	Title to Partnership Property	57
18.12	Applicable Law	57
18.13	Invalidity of Provisions	58
18.14	Counterparts	58

EXHIBITS:
Exhibit A	List of Partners, Initial Capital Contributions and Sharing Ratios
Exhibit 4.4(a)(ii)	Escrow Agreement
Exhibit 7.7(c)	Plan of Distribution

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AMENDED AND RESTATED
AGREEMENT
OF
LIMITED PARTNERSHIP
OF
ENSOURCE ENERGY PARTNERS, LP
     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ENSOURCE ENERGY PARTNERS, LP dated as of November ___, 2005 (the “Closing Date”) is entered into by and among Ensource Energy Company, LLC, a Delaware limited liability company, as the General Partner, and the Persons that are or become Limited Partners of the Partnership, as provided herein.
PREAMBLE
     WHEREAS, pursuant to the Agreement of Limited Partnership of ENSOURCE ENERGY PARTNERS, LP dated May 26, 2005, 2005 (the “Original Partnership Agreement”), the General Partner and the Organizational Limited Partners entered into and formed a limited partnership for the purposes set forth in the Agreement, and a Certificate of Limited Partnership was filed with the Secretary of State of Delaware on such date (the “Certificate of Limited Partnership”); and
     WHEREAS, the General Partner and the Organizational Limited Partners now desire to amend the Original Partnership Agreement to reflect (i) the withdrawal of the Organizational Limited Partners and (ii) the admission of the Initial Limited Partners to the Partnership on the terms hereinafter set forth;
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners hereby amend the Original Agreement, and as so amended restate it in its entirety to read as follows:
ARTICLE 1
ORGANIZATIONAL MATTERS
     1.1 Continuation of Partnership. The Partnership was formed by the filing of the Certificate. Subject to the provisions hereof, the General Partner and the Limited Partners hereby continue the Partnership as a limited partnership under and pursuant to the provisions of the Delaware Act. Except as expressly provided herein to the contrary, the Delaware Act shall govern the rights and obligations of the Partners and the administration and termination of the Partnership. The General Partner shall cause to be filed such other certificates or documents as may be required for the formation and operation of a limited partnership in Delaware or any other state in which the Partnership may elect to do business. The General Partner shall file any necessary amendments to the Certificate of Limited Partnership and do all things requisite to the maintenance of the Partnership as a limited partnership under the laws of the State of Delaware and any other state in which the Partnership may elect to do business, to the extent such things are within the control of the General Partner.
     1.2 Name. The name of the Partnership is, and the business of the Partnership shall be conducted under the name of, “Ensource Energy Partners, LP”. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof, but not under the name of any Limited Partner. The General Partner may change the name of the Partnership at any time and shall provide the Limited Partners with written notice of each name change within 30 days after such name change.
     1.3 Registered Office; Principal Office.
     (a) The registered office of the Partnership in the State of Delaware shall be shall be the initial registered office named in the Certificate or such other office (which need not be a place of business of the Partnership) as the General Partner may designate from time to time in the manner provided by law, provided that prompt written notice of such designation be provided to the Limited Partners. The registered agent of the Partnership in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person as the General Partner may designate from time to time in the manner provided by law, provided that prompt written notice of such designation be provided to the Limited Partners. The principal office of the Partnership shall be 7500 San Felipe, Suite 440, Houston, Texas 77063 or as otherwise designated by the General Partner from time to time, provided that prompt written notice of such designation be provided to the Limited Partners. The Partnership may maintain other offices at such place or places as the General Partner reasonably deems advisable.
     (b) The address of the General Partner is 7500 San Felipe, Suite 440, Houston, Texas 77063. The address of each Limited Partner shall be the address of such Limited Partner appearing on the books of the Partnership from time to time, as provided for in Section 18.1 of this Agreement.
     1.4 Term. The Partnership shall continue in existence until the occurrence of any event causing the dissolution of the Partnership pursuant to any provision of this Agreement, including Article 13.
ARTICLE 2
DEFINITIONS
     2.1 Definitions. The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement:
     “Accountants” means Hein & Associates LLP or such other firm of recognized independent certified public accountants as approved by the Board of Directors.
     “Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Fiscal Year, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation §1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation §§1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all deductions in respect of depletion that, as of the end of the Fiscal Year, are expected to be made to such Partner’s Capital Account in respect of the oil and gas properties of the Partnership, (ii) the amount of all losses and deductions that, as of the end of such Fiscal Year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation §1.751-1(b)(2)(ii), and (iii) the amount of all distributions that, as of the end of such Fiscal Year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such

Partner’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made. The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation §1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
     “Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 4.6(c).
     “Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another Person, (c) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities, (d) any officer, director, member or partner of, or any Person related by blood or marriage to, another Person or any Person described in subsection (a), (b) or (c) of this paragraph. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     “Agreed Allocation” means any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to Section 5.1 that is not a Required Allocation.
     “Agreed Value” of any Contributed Property means the value allocated to such property at the time of contribution as determined by the General Partner.
     “Agreement” means this Agreement of Limited Partnership, as it may be amended or supplemented from time to time.
     “Assignee” means a Person to which a portion of a Partnership Interest has been transferred in a manner permitted under this Agreement, and which thereby has an interest in the Partnership as described in Section 10.3 or Section 10.4 but which has not been admitted to the Partnership as a Substituted Limited Partner.
     “Audit Committee” has the meaning set forth in Section 6.1(e)(vi).
     “Available Cash” means, with respect to any period, all cash receipts and/or proceeds of the Partnership, but excluding: (i) cash funds obtained as Capital Contributions from the Partners, (ii) cash funds obtained from proceeds of the Partnership’s incurrence of indebtedness, (iii) cash funds the use of which is restricted by third parties, in each case without duplication of any amounts and after which the General Partner has made provision for such reserves as it determines are necessary for current or reasonably foreseeable Partnership obligations or expenditures and (iv) the amount of any cash reserves established by the General Partner in its reasonable discretion. To the extent that the Partnership distributes Units, the Net Agreed Value of such Units on the date of such distribution will be treated as Available Cash.
     “Bankruptcy” means, with respect to a Partner or the Partnership:
     (a) filing a voluntary petition in bankruptcy or for reorganization or for the adoption of an arrangement under Title 11 of the United States Code (or any corresponding provision or provisions of succeeding law) or an admission seeking the relief therein provided or the taking of similar action under the laws of any state or local jurisdiction;
     (b) making a general assignment for the benefit of its creditors;
     (c) consenting to the appointment of a receiver for all or a substantial part of its property;
     (d) in the case of the filing of an involuntary petition in bankruptcy, the failure to have such filing dismissed within 120 days of filing or, if earlier, an entry of an order for relief; or
     (e) the entry of a court order appointing a receiver or trustee for all or a substantial part of its property without its consent.
     “Board Authority” has the meaning set forth in Section 6.1(d).
     “Board of Directors” has the meaning set forth in Section 6.1(d).
     “Business Day” means any day of the year except a Saturday, Sunday or other day on which banks in Houston, Texas or New York, New York are required by law to close.
     “Capital Account” means the Capital Account maintained for a Partner pursuant to Section 4.6.
     “Capital Contribution” means, with respect to each Partner, any cash or the Agreed Value of any property contributed to the Partnership by such Partner pursuant to Section 4.4.
     “Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property, or in the case of an Adjusted Property, its fair market value, reduced (but not below zero) in each case by depreciation, depletion, amortization and cost recovery deductions charged to the Partners’ Capital Accounts in respect of such Contributed Property or Adjusted Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 4.6(c) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties.
     “Certificate of Limited Partnership” is defined in the Preamble, as it may be amended from time to time.
     “Chairman” has the meaning set forth in Section 6.1(e)(i).
     “Citizenship Certification” means a certification of a Limited Partner or an Assignee certifying that such Person is qualified to hold an interest in oil and gas leases on federal lands, including offshore areas, under federal laws and regulations in effect from time to time.
     “Closing Date” has the meaning set forth in the preamble of this Agreement.
     “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.
     “Common Units” has the meaning given to such term in the Fund Agreement.

     “Confidential Information” has the meaning set forth in Section 7.6(b).
     “Conflicts Committee” has the meaning set forth in Section 6.1(e)(vi).
     “Contributed Property” means each property or other asset contributed to the Partnership. Once the Carrying Value of Contributed Property is adjusted pursuant to Section 4.6(c), such property shall be referred to as Adjusted Property.
     “Covered Person” has the meaning set forth in Section 6.8.
     “Cumulative Preferred Return” means, as of any date of determination, an amount equal to the sum of (i) the Preferred return for the period beginning with the first day of the current Fiscal Year and ending on the date of determination and (ii) the Preferred Return for all previous Fiscal Years.
     “Cumulative Preferred Return Deficiency” means, at any time of determination, an amount which equals the excess, if any, of (i) the Cumulative Preferred Return as of such date over (ii) the cumulative amount of cash or Net Agreed Value of property distributed to the Limited Partner pursuant to Section 5.3(a)(i), Section 5.3(b)(i) and Section 5.3(c)(i).
     “Defaulting Partner” has the meaning set forth in Section 4.5.
     “Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, Chapter 17 of Title 6 of the Delaware Code Annotated, as it may be amended from time to time, and any successor to such act.
     “Dispute” has the meaning set forth in Section 17.1(a).
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “Event of Dissolution” has the meaning set forth in Section 13.1(a).
     “Exchange Offer” means the exchange offer, including any extension thereof, to be made by the Fund to holders of depositary units, each such depositary unit representing one trust unit of Eastern American Natural Gas Trust (“NGT”) and one fiftieth of a $1,000 face amount zero coupon U.S. Treasury obligation maturing on May 15, 2013, which exchange offer will be described in that certain Registration Statement on Form S-4 (Commission File No. 333-126068) filed with the SEC on June 23, 2005, as same may be amended or supplemented hereafter, including the definitive prospectus and related exchange materials to be contained therein.
     “Fiscal Year” means the twelve month period ending on December 31 of each year; provided that the initial Fiscal Year shall begin on the date of the formation of the Partnership and the last Fiscal Year shall begin on January 1 of the calendar year in which the final liquidation and termination of the Partnership is completed and end on the date such final liquidation and termination is completed.
     “Fund” means Ensource Energy Income Fund LP, a Delaware limited partnership.
     “Fund Agreement” means the Amended and Restated Agreement of Limited Partnership of Ensource Energy Income Fund LP, as amended.

     “Fund GP Interest” means the interest of the Partnership in the Fund as the general partner, which interest will include all rights to incentive distributions and the associated income allocations of the Fund relating thereto.
     “General Partner” means Ensource Energy Company, LLC, a Delaware limited liability company, or its successor, in its capacity as general partner of the Partnership.
     “GP Interest” means the Partnership Interest held by the General Partner in its capacity as such.
     “Hypothetical Liquidation” means, as of any date, a hypothetical liquidation of the Partnership as of such date, assuming for purposes of any such hypothetical liquidation (i) that a sale of all of the assets of the Partnership occurs at prices equal to their respective fair market values as of such date and (ii) the net proceeds of such sale are distributed to the Partners pursuant to Section 13.2(d), and after the payment of all actual Partnership indebtedness, and any other liabilities related to the Partnership’s assets, limited, in the case of the hypothetical payment of non-recourse liabilities, to the collateral securing or otherwise available to satisfy such liabilities.
     “Income Tax Method of Accounting” means the accounting basis used to prepare financial statements for income tax purposes, which is a comprehensive basis for accounting other than accounting principles generally accepted in the United States.
     “Indemnitee” has the meaning set forth in Section 6.7.
     “Independent” has, when used with respect to an individual serving on the Board of Directors, the meaning given to such term in the rules of the national stock exchange or Nasdaq applicable to the Fund.
     “Initial Limited Partner” means a Limited Partner admitted on the Closing Date.
     “Investor Group” means each of separate groups composed of (i) the General Partner, as one Investor Group, and (ii) as to each Initial Limited Partner and any transferee of an LP Interest originally held by an Initial Limited Partner, a group composed of the General Partner and such Initial Limited Partner or transferee.
     “Investor Group Sharing Ratio” means the percentage, determined from time to time, that the aggregate Capital Contributions of the Partners in the Investor Group bear to the aggregate Capital Contributions of all Partners; provided that with respect to each Investor Group including a Limited Partner, the Capital Contributions of the General Partner will be deemed to be zero.
     “Investor Group Unit Sharing Ratio” means the percentage, determined from time to time, that the number of Units attributable to an Investor Group bears to the total number of Units attributable to all Investor Groups. For purposes hereof, the Units acquired by the Partnership will initially be apportioned among the Investor Groups in accordance with their respective Investor Group Sharing Ratios.
     “Limited Partner” means any Person admitted as a Limited Partner, and any Substituted Limited Partner.

     “Liquidator” has the meaning set forth in Section 13.2.
     “LP Interest” means a Partnership Interest held by a Limited Partner in its capacity as such.
     “Majority Interest of the Limited Partners” means Limited Partners whose Capital Contributions aggregate more than 50% of the Capital Contributions of all Limited Partners.
     “Management Agreement” has the meaning assigned to such term in Section 6.4(a).
     “Merger” means the second-step merger described in the Registration Statement.
     “Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section 4.6(c)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under section 752 of the Code.
     “Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain for such taxable period over the Partnership’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.6(b) and shall include Simulated Gains and Simulated Losses, but the calculation of Net Income shall not include, and shall only be made after giving effect to the allocation of, any items allocated under Section 5.1(b) and Section 5.1(d).
     “Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction for such taxable period over the Partnership’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.6(b) and shall include Simulated Gains and Simulated Losses, but the calculation of Net Loss shall not include, and shall only be made after giving effect to the allocation of, any items allocated under Section 5.1(b) and Section 5.1(d).
     “Net Partner Investment” means, for each Limited Partner, at any point in time, the positive difference, if any, obtained by subtracting the aggregate of all amounts then and therefore distributed to the Limited Partner as a return of its Net Partner Investment pursuant to Section 5.3(a)(ii), Section 5.3(b)(ii) and Section 5.3(c)(ii) of this Agreement from the aggregate of all amounts contributed by such Limited Partner to the capital of the Partnership pursuant to Section 4.4 of this Agreement.
     “NGT” means Eastern American Natural Gas Trust.
     “Nonrecourse Deductions” means any and all items of loss, deduction or expenditures described in Section 705(a)(2)(B) of the Code that, in accordance with the principles of Treasury Regulation §1.704-2(b), are attributable to a Nonrecourse Liability.
     “Nonrecourse Liability” has the meaning set forth in Treasury Regulation §1.752-1(a)(2).

     “Opinion of Counsel” means a written opinion of legal counsel reasonably acceptable to the General Partner, such opinion to be reasonably acceptable in form and substance to the General Partner.
     “OpCo” means Ensource Reserves Management LLC.
     “Organizational Limited Partners” means Scott W. Smith and Marshall M. Eubank.
     “Partner” means a General Partner or a Limited Partner.
     “Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation §1.704-2(b)(4).
     “Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation §1.704-2(i)(2).
     “Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure described in Section 705(a)(2)(B) of the Code that, in accordance with the principles of Treasury Regulation §1.704-2(i), are attributable to a Partner Nonrecourse Debt.
     “Partnership” means the limited partnership established by this Agreement by the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware.
     “Partnership Debt Securities” has the meaning set forth in Section 4.3.
     “Partnership Equity Securities” has the meaning set forth in Section 4.3.
     “Partnership Interest” means the interest acquired by a Partner in the Partnership including such Partner’s right: (i) to a distributive share of the Net Income, Net Loss, Simulated Gains, Simulated Losses, Simulated Depletion and items of income, gain, loss, deduction and credit of the Partnership, (ii) to a distributive share of the assets of the Partnership, (iii) to vote on those matters on which such Partner has the right to vote as described in this Agreement, and (iv) if the General Partner, to participate in the management and operation of the Partnership.
     “Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation §1.704-2(d).
     “Partnership Securities” has the meaning set forth in Section 4.3.
     “Payout” means, as to each Limited Partner, the point in time when (i) such Limited Partner has received distributions pursuant to Section 5.3(a)(i), Section 5.3(b)(i) and Section 5.3(c)(i) equal to the Cumulative Preferred Return for such Limited Partner as of such time and (ii) such Limited Partner’s Net Partner Investment has been reduced to zero. It is the intention of the parties to this Agreement that the provisions of this Agreement work to cause Payout to occur when a Limited Partner has received distributions pursuant to this Agreement equal to the sum of (i) the aggregate amount of all contributions by the Limited Partner to the capital of the Partnership pursuant to Section 4.4 of this Agreement plus (ii) the Limited Partner’s Cumulative Preferred Return calculated on such contributions.
     “Payout Price” has the meaning set forth in Section 7.7(d).

     “Permitted Transfer” means a Transfer of the Partnership Interest or any portion thereof (a) in the case of any Limited Partner, to a Person that is (i) a Partner prior to the date of such Transfer, (ii) an Affiliate of such Limited Partner, provided that a Transfer by such Affiliate to another Affiliate shall not be considered a Permitted Transfer or (iii) a member of the immediate family of such Limited Partner or a trust or partnership the sole beneficiaries or partners of which are members of the immediate family of such Limited Partner; (b) in the case of any Limited Partner, a distribution by such Limited Partner of Partnership Interests to its direct or indirect equity owners substantially in proportion to such ownership, provided that in the case of subsection (a) and subsection (b), the transferee of such Partnership Interest or portion thereof does not compete with the Partnership directly or indirectly or engage in any aspect of the oil and gas industry other than providing financing to or investing in businesses within such industry; and (c) to a transferee following compliance with the provisions of Section 10.2.
     “Permitted Transferee” means the transferee of a Partnership Interest Transferred pursuant to a Permitted Transfer.
     “Person” means an individual or a corporation, general partnership, limited partnership, limited liability company, trust, unincorporated organization, association or other entity.
     “Preferred Return” means, with respect to any Fiscal Year during which a Limited Partner’s Net Partner Investment is outstanding, as of any date of determination, an amount determined with respect to each Limited Partner equal to the product of (i) eight percent (8%) per annum, compounded quarterly (adjusted to take into consideration intra-period Capital Contributions and distributions on a daily basis) multiplied by (ii) such Partner’s Net Partner Investment outstanding from time to time during such Fiscal Year.
     “Prime Plus Rate” means (a) a rate which is two percent (2%) above the annual rate of interest published daily in The Wall Street Journal as the “Prime Rate (base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks)” or if such publication or reference is no longer published, (a) such other comparable interest rate index selected by the General Partner that is readily available to the public and verifiable by the Limited Partners but is beyond the control of the General Partner (adjusted from time to time to reflect any changes in such rate determined hereunder) or (b) the maximum rate from time to time permitted by applicable law.
     “Recipients” has the meaning set forth in Section 7.6(a).
     “Remaining Partners” has the meaning set forth in Section 10.2(a).
     “Registration Statement” means that certain Registration Statement on Form S-4 (Commission File No. 333-126068) filed with the SEC on June 23, 2005, as the same may be amended or supplemented thereafter, including the definitive prospectus and related exchange materials to be contained therein
     “Required Allocations” means any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to Sections 5.1(d)(i)-(vi), such allocations being directly or indirectly required by the Treasury Regulations promulgated under Section 704(b) of the Code.
     “Ritchie” has the meaning set forth in Section 6.1(e)(ii).

     “ROFO Offer” has the meaning set forth in Section 10.2(a).
     “ROFO Offer Price” has the meaning set forth in Section 10.2(a).
     “ROFO Offering Notice” has the meaning set forth in Section 10.2(a).
     “ROFO Purchasing Partner” has the meaning set forth in Section 10.2(a).
     “ROFO Selling Partner” has the meaning set forth in Section 10.2(a).
     “Rules” has the meaning set forth in Section 17.1(b).
     “Second Step Merger” means the merger of NGT into the Fund after completion of the Exchange Offer, which merger is conditioned upon, inter alia, the agreement by NGT’s trustee to such merger.
     “Securities Act” means the Securities Act of 1933, as amended.
     ”Sharing Ratio” means, with respect to each Limited Partner, the proportion obtained by dividing (i) the sum of such Limited Partner’s Capital Contributions to the Partnership by (ii) the sum of all Capital Contributions by the Limited Partners to the Partnership; provided that in the event of any Transfer by a Limited Partner of all or a part of its Limited Partner Interest, the Sharing Ratio of such Limited Partner shall be proportionately reduced, based upon the amount of the Limited Partner Interests transferred compared to the total amount of Limited Partner Interests owned by such Limited Partner prior to such Transfer, and the transferee of such Limited Partner Interest shall succeed to a proportionate share of the Sharing Ratio of its transferor that is attributable to the Limited Partner Interest transferred to such transferee.
     “Simulated Basis” means the Carrying Value of any oil and gas property (as defined in Section 614 of the Code).
     “Simulated Depletion” means, with respect to each oil and gas property, a depletion allowance computed in accordance with federal income tax principles (as if the Simulated Basis of the property were its adjusted tax basis) and in the manner specified in Treasury Regulation §1.704-1(b)(2)(iv)(k)(2). For purposes of computing Simulated Depletion with respect to any property, the Simulated Basis of such property shall be deemed to be the Carrying Value of such property, and in no event shall such allowance, in the aggregate, exceed such Simulated Basis.
     “Simulated Gain” means the excess of the amount realized from the sale or other disposition of an oil or gas property over the Carrying Value of such property.
     “Simulated Loss” means the excess of the Carrying Value of an oil or gas property over the amount realized from the sale or other disposition of such property.
     “Subordinated Units” has the meaning given to such term in the Fund Agreement.
     “Subordination Period” has the meaning given to such term in the Fund Agreement.

     “Substituted Limited Partner” means a Person that is admitted as a Limited Partner to the Partnership pursuant to this Agreement in place of and with all the rights of a Limited Partner.
     “Transfer” and its derivative terms means any sale, conveyance, transfer, assignment, mortgage, pledge, hypothecation, encumbrance (including creation of any security interest in or lien on), gift, place in trust or any other disposition of the Partnership Interest of any Partner or any portion thereof.
     “Treasury Regulation” means a final or temporary Treasury Regulation promulgated under the Code, as amended and in effect (including corresponding provisions of any succeeding Treasury Regulation).
     “Two-Thirds Interest of the Limited Partners” means Limited Partners whose Capital Contributions aggregate more than 66 2/3% of the Capital Contributions of all Limited Partners.
     “Unit” means a Common Unit or a Subordinated Unit held by the Partnership.
     “Unit Selling Limited Partner” is defined in Section 7.7.
     “Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.6(c) as of such date).
     “Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.6(c), as of such date) over (b) the fair market value of such property as of such date.
     “Warrants” means those warrants acquired by the Partnership to purchase up to 1,000,000 common units of the Fund at an exercise strike price of $36.40 per common unit, subject to adjustments as provided therein.
ARTICLE 3
PURPOSE
     3.1 Purpose. The purpose and business of the Partnership shall be to own OpCo and to serve as the general partner of the Fund and more specifically: (a) the acquisition of oil and gas properties, including the acquisition by OpCo of working interests, royalty interests and overriding royalty interests and other interests in oil and gas properties and the conveyance of a net profits interest therein to the Fund; (b) oil and gas development, production, exploration and processing; (c) marketing and transportation of crude oil produced, owned or controlled by OpCo or the Partnership, and natural gas, natural gas liquids and related products produced, owned or controlled by OpCo or the Partnership; (d) ownership and operation of, and exercise of all rights in connection with, fee and mineral interests and other oil and gas interests and properties, and the sale or disposition of such interests and properties; (e) entering into commodity hedging transactions or fixed price (which may be based on one or more indexes) forward sales contracts in order to minimize the risk associated with the fluctuation of prices to be received by the Partnership from the sale of oil, gas and related hydrocarbons attributable to the Partnership’s properties and to enter into financial hedging transactions in order to manage

OpCo’s or the Partnership’s interest rate exposure with respect to investments made by OpCo or the Partnership, whether on organized exchanges or otherwise; (f) undertaking any of the foregoing activities directly or indirectly through the formation of direct or indirect subsidiaries or the acquisition of securities of other Persons; and (g) carrying on any activity directly or indirectly relating to or arising from any of the above that a limited partnership organized under the Delaware Act may carry on as determined by the General Partner. The Partners acknowledge and agree that it is their intention that the Partnership become an operating business with all of the assets, rights, benefits, goodwill, ancillary business, proprietary information and other components of its affairs being owned, directly, or indirectly through any subsidiaries, by the Partnership. The foregoing shall not prohibit the Partnership or its subsidiaries from entering into leasing or similar arrangements for the use of facilities, space, systems or other business components or companies or agents to provide operating and other services to the Partnership and its properties.
ARTICLE 4
THE PARTNERS; CLASSES OF PARTNERSHIP INTERESTS; CAPITAL CONTRIBUTIONS
     4.1 Partners. The General Partner and the Limited Partners shall be the Partners of the Partnership. No other Person may become a Partner except by means of a Transfer or issuance of a Partnership Interest specifically permitted under and effected in compliance with this Agreement or as otherwise permitted herein.
     4.2 Classes of Partnership Interests.
     (a) The Partnership is hereby authorized to issue the following classes of Partnership Interests in the Partnership in consideration for the aggregate amount of Capital Contributions with respect to each such class:

Class of Partnership Interest	Aggregate Amount of Capital Contributions
General Partner Interest	$20,100

Limited Partner Interests	$20,079,910.53 apportioned among the Limited
Partners as set forth on Exhibit A.
     4.3 Additional Partnership Securities. In addition to the classes of Partnership Interests authorized pursuant to Section 4.2, the General Partner is hereby authorized to cause the Partnership to issue, such additional Partnership Interests, or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto, or any other type of equity security that the Partnership may lawfully issue (“Partnership Equity Securities”), any unsecured or secured debt obligations of the Partnership or debt obligations of the Partnership convertible into any class or series of equity securities of the Partnership (“Partnership Debt Securities” and, together with Partnership Equity Securities, “Partnership Securities”), upon compliance with this Section 4.3. The General Partner may cause the Partnership to issue such Partnership Securities at any time and from time to time if (i) the Partnership shall have a need for additional Capital Contributions for any proper Partnership purpose, (ii) the General Partner shall provide each existing Limited Partner other than Defaulting Partners with the right to acquire such newly-issued Partnership Securities so that such Limited Partner may acquire a sharing ratio with respect to such newly-issued Partnership Securities that is no less than such Limited

Partner’s Sharing Ratio in the Partnership, taken as a whole and (iii) a Majority Interest of the Limited Partners approve the issuance of the Partnership Securities.
     4.4 Capital Contributions. The Partners agree to make Capital Contributions as provided in this Section 4.4. Except as set forth in this Section 4.4, no Partner shall have any obligation whatsoever to make any other Capital Contributions or loan any funds to the Partnership. The commitments of the Partners under this Agreement are solely for the benefit of the Partners, as among themselves, and may not be enforced by or for the benefit of any other Person (including any creditor, receiver, or trustee of, or for the benefit of any one or more creditors of, the Partnership).
     (a) Capital Contributions Relating to Exchange Offer.
     (i) Subject to the Securities and Exchange Commission notifying the Partnership that is has no further comments and the Partnership requesting acceleration of the effectiveness of the Registration Statement, within 2 Business Days prior to mailing to holders of depositary units the definitive offering materials relating to the Exchange Offer, the General Partner may make a call for Capital Contributions in the aggregate amount set forth in Section 4.2(a), which call for Capital Contributions shall give Partners at least 2 Business Days advance notice of the date Capital Contributions are due. Following such call, each Partner agrees to contribute to the Partnership the amount of cash set forth opposite such Partner’s name on Exhibit A on or before the date specified in the call so that, on the date of such mailing and commencement of the Exchange Offer, the Partnership has received such Capital Contributions. The Capital Contributions of the Partners shall be made in cash by wire transfer of immediately available funds to an escrow account established by the General Partner. No Partner shall be required to contribute more than the amount set forth opposite such Partner’s name on Exhibit A as part of the initial capital call.
     (ii) Pending (A) the expiration of the Exchange Offer and acceptance by the Fund of at least 51% of the outstanding depository units of NGT in exchange for common units of the Fund and (B) the making of the $20.05 million capital contribution by the Partnership to the Fund, all Capital Contributions shall be held in escrow pursuant to an escrow agreement approved by a Majority Interest of the Limited Partners, the form of which is attached hereto as Exhibit 4.4(a)(ii), and the Partnership shall cause such Capital Contributions to be invested only in short term investments specified in such escrow agreement. Without approval by a Majority Interest of the Limited Partners, the General Partner shall not agree to any alteration, amendment, modification or revocation of the escrow agreement.
     (iii) The release of the Capital Contributions to the Fund or the return of the Capital Contributions to the Partners from such escrow account will take place upon the expiration date of the Exchange Offer. If the Exchange Offer expires and depositary units constituting at least 51% of the outstanding NGT depositary units are not accepted for exchange thereunder, then, within 3 Business Days after such expiration, the escrow account will be closed and the funds held in the escrow account, and any interest attributable thereto, shall, subject to Section 4.4(b), be returned to the Partners in proportion to their respective Capital Contributions.
     (iv) If the Exchange Offer expires and NGT depositary units constituting at least 51% of the outstanding NGT depositary units are accepted for exchange thereunder, then the Partnership shall contribute to the Fund a total of $20.05 million, such contribution to be made in respect of the following:
     (A) the 1% general partner interest and the incentive distribution rights in the Fund;
     (B) to purchase subordinated units of the Fund at a price per unit equal to the lesser of (i) the average intraday trading price of NGT depositary units for the ten trading days prior to mailing the Exchange Offer or (ii) $32.00 (hereinafter the “Purchase Price”); and
     (C) $50,000 to purchase the Warrants from the Fund.
     (b) Capital Contributions Relating to Exchange Offer Expenses. In the event that the Partnership requires funds to pay expenses of the Partnership relating to the Exchange Offer and if the Partnership will likely not be able to pay such expenses without undue delay from its cash flow, the General Partner will contribute to the Partnership all amounts necessary to pay such expenses until it has contributed an aggregate of $750,000. It is intended that in the event that the Exchange Offer expires and depositary units constituting at least 51% of the outstanding NGT depositary units are accepted for exchange thereunder all expenses of the Partnership relating to the Exchange Offer be reimbursed by the Fund. In the event that any such expenses are reimbursed to the Partnership, then, notwithstanding any provision of this Agreement to the contrary, such amounts will be distributed to the General Partner up to the amount contributed by the General Partner. If (i) the Exchange Offer expires and depositary units constituting at least 51% of the outstanding NGT depositary units are not accepted for exchange thereunder and (ii) the Partnership requires funds to pay expenses relating to the Exchange Offer in excess of $750,000, the General Partner will make a capital call to the Partners and such excess amount will be contributed fifty percent (50%) by the General Partner and fifty percent (50%) by the Limited Partners (excluding Affiliates of the General Partner) in proportion to their respective Sharing Ratios, provided, however, that such capital call shall be made only if the Partnership will likely not be able to pay such expenses without undue delay from its cash flow. In such event, the General Partner will cause the amount requested to be contributed by each such Limited Partner to be paid to the Partnership out of the distribution of escrow funds to be made to such Limited Partner as provided in Section 4.4(a)(iii).
     (c) Capital Contributions as General Partner of the Fund. In the event that the Exchange Offer is consummated and thereafter the Partnership, as general partner of the Fund, is required to make additional capital contributions to the Fund in connection with the issuance of Units or other Fund securities, subject to the terms hereof, each Partner agrees to contribute to the Partnership its proportionate part of such additional capital contributions at such time as will permit the Partnership to satisfy its capital contribution obligations to the Fund. Any such contributions will be made in proportion to the Sharing Ratios of the Partners and will not be treated as contributions for purposes of calculating a Preferred Return for any Partner.
     (d) Limitation on Additional Capital Contributions. Other than Limited Partners that are Affiliates of the General Partner, the Limited Partners may, but shall not be required to, fund capital contributions under Section 4.4(b) or Section 4.4(c) over the term of the Partnership in excess of an aggregate amount of $300,000. The Limited Partners who are Affiliates of the General Partner agree, for such time as they remain Affiliates of the General Partner, to make their proportionate share of any capital contributions that the other Limited Partners agree to make and shall not be required to make any other capital contributions.

     4.5 Non-Payment of Capital Contributions. In the event any Partner fails to pay its share of a Capital Contribution called for under any provision of this Article 4 on the date on which such Capital Contribution is due, such unpaid Capital Contributions shall automatically accrue interest from the date due at the Prime Plus Rate (which interest, once paid, shall not increase the Capital Account of such Partner). In addition, if such default is not cured within 5 days after written notice thereof given by the General Partner has been received by such Partner (a “Defaulting Partner”), all or any part of the following provisions shall apply:
     (a) The Partnership may elect, upon notice to a Defaulting Partner by the General Partner, to (i) adopt special allocations of income, gain, loss or deduction or otherwise debit such Defaulting Partner’s Capital Account balance such that such Defaulting Partner’s Capital Account Balance is reduced as soon as possible to an amount equal to 50% of the Capital Account balance existing as of the date of the default (and make a corresponding credit to the respective Capital Account balances of the non-Defaulting Partners as if the credit amount was additional income or gain of the Partnership recognized at such time) and (ii) reduce the applicable Sharing Ratios of such Defaulting Partner (and make a corresponding increase in the Sharing Ratios of the non-Defaulting Partners in proportion to their relative Sharing Ratios) to reflect a reduction in 50% of the Capital Contributions theretofore made by such Defaulting Partner.
     (b) The Partnership may elect, upon notice to a Defaulting Partner by the General Partner, to amend the allocations of Net Income and Net Loss and rights to receive distributions set forth in this Agreement such that such Defaulting Partner shall have no additional rights to receive allocations of Net Income from the Partnership and all Partnership distributions that would otherwise be made to such Defaulting Partner shall be paid to the non-Defaulting Partners as otherwise provided herein.
     (c) The Partnership may elect, upon notice to a Defaulting Partner by the General Partner, to amend the Agreement to provide that whenever the vote, election, consent or approval of such Defaulting Partner would otherwise be required or permitted under this Agreement, such Defaulting Partner shall not be entitled to participate in such vote, election, consent or approval, and such vote, election, consent or approval shall be calculated as if such Defaulting Partner were not a Partner.
     (d) The Partnership may elect, upon notice to a Defaulting Partner by the General Partner, to eliminate such Defaulting Partner’s obligations to make Capital Contributions hereunder, such that such Defaulting Partner will have no additional right to make Capital Contributions to the Partnership pursuant to Section 4.4 and no additional right to subscribe for other Partnership Securities pursuant to Section 4.3.
     (e) The Partnership may commence legal proceedings against a Defaulting Partner to collect the due and unpaid amount of Capital Contributions, together with interest thereon for the account of the Partnership from the date due at the Prime Plus Rate, plus the costs and expenses of collection (including reasonable attorneys’ fees and expenses).
     (f) Except as otherwise provided herein, no right, power, or remedy conferred upon the Partnership, the General Partner or the non-Defaulting Partners under this Section 4.5 shall be exclusive, and each such right, power, or remedy shall be cumulative and in addition to every other right, power, or remedy, whether conferred under this Section 4.5 or now or hereafter available at law or in equity or by statute or otherwise. Each Defaulting Partner shall be liable for the costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the

Partnership, the General Partner or the non-Defaulting Partners in enforcing any of the remedies or rights set forth in this Section 4.5. Each Partner acknowledges by its execution of this Agreement that it has been admitted to the Partnership in reliance upon its agreement that the Partnership may exercise any and all rights, powers and remedies provided for in this Section 4.5 in accordance with the terms herein or otherwise available at law or in equity.
     (g) The Partners agree (i) that the damages suffered by the Partnership as the result of a failure by a Partner to make a Capital Contribution that is required by this Agreement cannot be estimated with reasonable accuracy, (ii) that the foregoing provisions of this Section 4.5 shall act as liquidated damages for the default by a Defaulting Partner (which each Partner hereby agrees are reasonable), and (iii) that the foregoing provisions of this Section 4.5 are also agreed upon by the Partners in reliance on section 17-502(c) of the Delaware Act.
     (h) If a Defaulting Partner is a Limited Partner, the remaining Limited Partners agree to make, in proportion to their respective Capital Contributions, the Capital Contribution not made by such Defaulting Partner within 10 Business Days of notice to do so (or sooner if possible, if necessary, in order to permit the Partnership to consummate a transaction that cannot be reasonably delayed). In no event shall any Limited Partner be required to contribute more than the maximum amount that such Limited Partner is obligated to contribute pursuant to Section 4.4.
     4.6 Capital Accounts.
     (a) The Partnership shall maintain for each Partner for each class of Partnership Interest a Capital Account in accordance with the rules of Treasury Regulation §1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the cash amount or the Net Agreed Value of all Capital Contributions made by such Partner to the Partnership with respect to such class pursuant to this Agreement and (ii) all items of Partnership income and gain (including Simulated Gain and income and gain exempt from tax) computed in accordance with Section 4.6(b) and allocated to such Partners with respect to such class pursuant to Section 5.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made to such Partner with respect to such class pursuant to this Agreement and (y) all items of Partnership deduction and loss (including Simulated Loss, Simulated Depletion and expenditures of the Partnership that are neither deductible nor capitalized for federal income tax purposes) computed in accordance with Section 4.6(b) and allocated to such Partner with respect to such class pursuant to Section 5.1.
     (b) For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners’ Capital Accounts (including Simulated Depletion, Simulated Gain and Simulated Loss), the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:
     (i) Except as otherwise provided in Treasury Regulation §1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

     (ii) Any income, gain or loss, including Simulated Gain or Simulated Loss, attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.
     (iii) In the case of any property the Carrying Value of which differs from its adjusted tax basis, depreciation, cost recovery, amortization and Simulated Depletion shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property.
     (c) Adjustments to Capital Accounts or Carrying Value of Partnership Property.
     (i) In accordance with the provisions of Treasury Regulation §1.704-1(b)(2)(iv)(f), upon a Partner’s contribution to the Partnership of cash or properties in exchange for an interest in the Partnership, the Capital Accounts of all Partners and the Carrying Values of all Partnership properties shall, immediately prior to such issuance, be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to the Partnership properties, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such contribution for an amount equal to its fair market value and had been allocated to the Partners at such time pursuant to Section 5.1.
     (ii) In accordance with the provisions of Treasury Regulation §1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of an interest in the Partnership) the Capital Accounts of all Partners and the Carrying Value of all Partnership property (including the Partnership property to be distributed) shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 5.1.
     (d) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are generally intended to comply with Treasury Regulation §1.704-1(b) and such provisions generally shall be interpreted and applied in a manner consistent with such Treasury Regulation. If the General Partner determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to substantially comply with such Regulations, the General Partner may make such modifications, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Section 13.2 upon the dissolution of the Partnership.
     4.7 Limited Partner Expenses. Following the funding of the Capital Contributions called pursuant to Section 4.4(a)(i), the Partnership shall reimburse the Limited Partner making the largest capital contribution to the Partnership in excess of $10,000,000 for the expenses it has incurred in connection with its investment in the Partnership, provided, however, that such reimbursement will not exceed $75,000 in the aggregate. The Partnership shall pay up to $50,000 of such reimbursement within five (5) Business Days of written request therefore accompanied by such evidence of such expenses that the General Partner may reasonably request. Any reimbursement amount over $50,000 shall be paid only after the successful completion of the Exchange Offer, and then only after such request is accompanied by evidence of such expenses that the General Partner may reasonably request.
ARTICLE 5
ALLOCATIONS AND DISTRIBUTIONS
     5.1 Allocations for Capital Account Purposes. For purposes of maintaining Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Section 4.6(b)) shall be allocated among the Partners in each Fiscal Year as follows:
     (a) Income and Loss Attributable to Units and Certain Sales of Units. Net Income and Net Loss for each Fiscal Year attributable to allocations from the Fund with respect to Units held by the Partnership, and Net Income and Net Loss generated by the Partnership from the sale or other disposition of Units held by the Partnership and not made at the direction of a Unit Selling Limited Partner pursuant to a Unit Sale Notice for each Fiscal Year shall be apportioned to the Investor Groups in accordance with their respective Investor Group Unit Sharing Ratios. Within the Investor Group that includes only the General Partner, Net Income and Net Loss shall be allocated 100% to the General Partner. Within each Investor Group including a Limited Partner, Net Income and Net Loss shall be allocated as follows
     (i) Net Income:
     (A) First, to the General Partner in an amount equal to the remainder, if any, of (x) the cumulative Net Loss allocated to the General Partner pursuant to Section 5.1(a)(ii)(C) for all prior Fiscal Years, minus (y) the cumulative Net Income allocated to the General Partner under this Section 5.1(a)(i)(A) for all prior Fiscal Years;
     (B) Second, to all Partners in the Investor Group to the extent of and in proportion to the amount equal to the remainder, if any, of (x) the cumulative Net Loss allocated to the Partners in the Investor Group pursuant to Section 5.1(a)(ii)(B) for all prior Fiscal Years, minus (y) the cumulative amount of Net Income allocated to the Partners under this Section 5.1(a)(i)(B) for all prior Fiscal Years;
     (C) Third, to all Partners in the Investor Group to the extent of and in proportion to the amount equal to the remainder, if any, of (x) the cumulative amount of cash or Net Agreed Value of property distributed to the Partners in the Investor Group pursuant Section 5.3(a)(i) minus (y) the cumulative amount of Net Income allocated to the Partners in the Investor Group under this Section 5.1(a)(ii)(C) for all prior Fiscal Years; and
     (D) Fourth, 20% to the General Partner and 80% to the Limited Partner in the Investor Group.
     (ii) Net Loss or loss from disposition:
     (A) First, to all Partners in the Investor Group in proportion to, and to the extent of, an amount equal to the remainder, if any, of (x) the cumulative amount of Net Income allocated to each Partner in the Investor Group pursuant to Section 5.1(a)(i)(D) for all prior Fiscal Years, minus (y) the cumulative amount of Net Loss allocated to the Partners in the Investor Group under this Section 5.1(a)(ii)(A) for all prior Fiscal Years;
     (B) Second, 0% to the General Partner and 100% to the Limited Partner in the Investor Group; provided, that Net Loss shall not be allocated pursuant to this Section 5.1(a)(ii)(B) to the extent that such allocation would cause the Limited Partner in the Investor Group to have a deficit balance in its Adjusted Capital Account at the end of such Fiscal Year (or increase any existing deficit balance in its Adjusted Capital Account); and;
     (C) third, the balance, if any, 100% to the General Partner.
     (b) Income and Gain from Sales of Units Directed by a Unit Selling Limited Partner. Items of income, gain, or loss of the Partnership attributable to the disposition of Units pursuant to a Unit Sale Notice shall be apportioned to the Investor Group of which the Unit Selling Limited Partner giving the Unit Sale Notice is a part and such items shall be allocated within such Investor Group as follows
     (i) Items of income and gain from disposition shall be allocated:
     (A) first, to the General Partner and the Limited Partner in such Investor Group to the extent of and in proportion to the amount equal to the remainder, if any, of (x) the cumulative items of loss from disposition allocated to the General Partner and the Selling Limited Partner pursuant to Section 5.1(b)(ii) for all prior Fiscal Years, minus (y) the cumulative amount of items of income or gain from disposition allocated to the General Partner and the Limited Partner under this Section 5.1(b)(i)(A) for all prior Fiscal Years;
     (B) second, 0% to the General Partner and 100% to the Limited Partner in such Investor Group until the cumulative amount of items of income and gain from disposition allocated to the Limited Partner pursuant to this Section 5.1(b)(i)(B) is equal to the cumulative amount of cash or Net Agreed Value of property distributed to the General Partner and the Limited Partner from the disposition pursuant to Section 5.3(b)(i) (or in the case of gain from the deemed sale of Units to be distributed in kind upon liquidation of the Partnership, is equal to the Cumulative Preferred Return Deficiency of the Limited Partner in the Investor Group as of such time); and
     (C) then, 20% to the General Partner and 80% to the Limited Partner in such Investor Group.
     (ii) Any loss shall be allocated 0% to the General Partner and 100% to the Selling Limited Partner.
     (c) Income and Gain Attributable to GP Interest and All Other Sources. Net Income and Net Loss for each Fiscal Year attributable to (i) allocations from the Fund with respect to the GP Interest held by the Partnership, (ii) allocations from OpCo, (iii) income or loss attributable to the Warrants, and (iv) income or loss from all other sources other than those described in Section 5.1(a) or Section 5.1(b), shall be apportioned to the Investor Groups in accordance with their respective Investor Group Sharing Ratios. Within the Investor Group that includes only the General Partner, Net Income and Net Loss shall be allocated 100% to the General Partner. Within each Investor Group that includes a Limited Partner, Net Income and Net Loss shall be allocated as follows:
     (i) Net Income:
     (A) First, to the General Partner in an amount equal to the remainder, if any, of (x) the cumulative Net Loss allocated to the General Partner pursuant to Section 5.1(a)(ii)(C) for all prior Fiscal Years, minus (y) the cumulative Net Income allocated to the General Partner under this Section 5.1(c)(i)(A) for all prior Fiscal Years;
     (B) Second, to all Partners in the Investor Group to the extent of and in proportion to the amount equal to the remainder, if any, of (x) the cumulative Net Loss from disposition allocated to the Partners in the Investor Group pursuant to Section 5.1(c)(ii)(B) for all prior Fiscal Years, minus (y) the cumulative amount of Net Income allocated to the Partners under this Section 5.1(c)(i)(B) for all prior Fiscal Years;
     (C) Third, to all Partners in the Investor Group to the extent of and in proportion to the amount equal to the remainder, if any, of (x) the cumulative amount of cash or Net Agreed Value of property distributed to the Partners in the Investor Group pursuant to Section 5.3(c)(i) minus (y) the cumulative amount of Net Income allocated to the Partners in the Investor Group under this Section 5.1(c)(i)(C) for all prior Fiscal Years; and
     (D) Fourth, 20% to the General Partner and 80% to the Limited Partner in the Investor Group, pro rata in accordance with their relative Sharing Ratios.
     (ii) Net Loss:
     (A) First, to all Partners in the Investor Group in proportion to, and to the extent of, an amount equal to the remainder, if any, of (x) the cumulative amount of Net Income allocated to each Partner in the Investor Group pursuant to Section 5.1(c)(i)(D) for all prior Fiscal Years, minus (y) the cumulative amount of Net Loss allocated to the Partners in the Investor Group under this Section 5.1(c)(ii)(A) for all prior Fiscal Years;
     (B) Second, 0% to the General Partner and 100% to the Limited Partner in the Investor Group; provided, that Net Loss shall not be allocated pursuant to this Section 5.1(c)(ii)(B) to the extent that such allocation would cause the Limited Partner in the Investor Group to have a deficit balance in its Adjusted Capital Account at the end of such Fiscal Year (or increase any existing deficit balance in its Adjusted Capital Account); and;
     (C) third, the balance, if any, 100% to the General Partner.
     (d) Notwithstanding any other provisions of this Agreement, the special allocations described below shall be made for each Fiscal Year in the following priority:

     (i) If there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation §§1.704-2(f)(6), (g)(2), and (j)(2)(i). For purposes of this Section 5.1(d)(i), each Partner’s Capital Account shall be determined and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d) with respect to such taxable period. This Section 5.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation §1.704-2(f) and shall be interpreted consistently therewith.
     (ii) If there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation §1.704-2(i)(4) and (j)(2)(ii). For purposes of this Section 5.1(d)(ii) each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to Section 5.1(d), other than (i) above, with respect to such taxable period. This Section 5.1(d)(ii) is intended to comply with the Partner Nonrecourse Debt Minimum Gain chargeback requirement in Treasury Regulation §1.704-2(i)(4) and shall be interpreted consistently therewith.
     (iii) Nonrecourse Deductions for any taxable period shall be allocated to the Partners in proportion to the manner in which they share Partnership Net Income for such taxable period.
     (iv) Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation §1.704-2(i). If more than one Partner bears the economic risk of loss with respect to a Partner Nonrecourse Debt, Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such economic risk of loss.
     (v) In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation §§1.704-1(b)(2)(ii)(d)(4), (5), or (6) items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulation, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible.
     (vi) In the event any Partner has a deficit balance in its Adjusted Capital Account at the end of any Partnership taxable period, such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1(d)(vi) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 5.1 have been tentatively made as if this Section 5.1(d)(vi) was not in this Agreement.

     (vii) Notwithstanding any of the Agreed Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations if the Required Allocations had not otherwise been provided for in this Section 5.1.
     (viii) To the extent an adjustment to the adjusted tax basis of any Partnership property pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation §1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such provisions.
     (ix) Simulated Depletion with respect to each separate oil and gas property shall be allocated to the Partners in proportion to their relative Sharing Ratios at the time of acquisition of such property.
     (e) The General Partner shall also be authorized to make the special allocations necessary in accordance with Section 4.5(a) and 4.5(b).
     5.2 Allocations for Tax Purposes.
     (a) Except as provided in this Section 5.2, each item of income, gain, loss and deduction of the Partnership for federal income tax purposes shall be allocated among the Partners in the same manner as such items are allocated for Capital Account purposes under Section 5.1.
     (b) The deduction for depletion with respect to each separate oil and gas property (as defined in Section 614 of the Code) shall, in accordance with Section 613A(c)(7)(D) of the Code, be computed for federal income tax purposes separately by the Partners rather than the Partnership. Except as provided in Section 5.2(c)(iii), for purposes of such computation, the adjusted tax basis of each oil and gas property shall be allocated among the Partners in the same proportion as the Simulated Depletion attributable to such oil and gas property is allocated pursuant to Section 5.1(d)(ix). Each Partner, with the assistance of the General Partner, shall separately keep records of its share of the adjusted tax basis in each separate oil and gas property, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property and use such adjusted tax basis in the computation of its cost depletion or in the computation of its gain or loss on the disposition of such property by the Partnership. Upon the request of the General Partner, each Limited Partner shall advise the General Partner of its adjusted tax basis in each separate oil and gas property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this subsection. The General Partner may rely on such information and, if it is not provided by the Limited Partner, may make such reasonable assumptions as it shall determine with respect thereto.
     (c) Except as provided in Section 5.2(c)(iii), for the purposes of the separate computation of gain or loss by each Partner on the sale or disposition of each separate oil and gas property (as defined in Section 614 of the Code), the Partnership’s allocable share of the “amount realized” (as such term is defined in Section 1001(b) of the Code) from such sale or disposition shall be allocated for federal income tax purposes among the Partners as follows:
     (i) first, to the extent such amount realized constitutes a recovery of the Simulated Basis of the property, to the Partners in the same proportion as the depletable basis of such property was allocated to the Partners pursuant to Section 5.2(b) (without regard to any special allocation of basis under Section 5.2(c)(iii));
     (ii) second, the remainder of such amount realized, if any, to the Partners so that, to the maximum extent possible, the amount realized allocated to each Partner under this Section 5.2(c)(ii) will equal such Partner’s share of the Simulated Gain recognized by the Partnership from such sale or disposition.
     (iii) The Partners recognize that with respect to Contributed Property and Adjusted Property there will be a difference between the Carrying Value of such property at the time of contribution or revaluation, as the case may be, and the adjusted tax basis of such property at the time. All items of tax depreciation, cost recovery, amortization, adjusted tax basis of depletable properties, amount realized and gain or loss with respect to such Contributed Property and Adjusted Property (referred to as “Section 704(c) Items”) shall be allocated among the Partners to take into account the disparities between the Carrying Values and the adjusted tax basis with respect to such properties in accordance with the provisions of Sections 704(b) and 704(c) of the Code and the Treasury Regulations under those sections; provided, however, that any tax items not required to be allocated under Sections 704(b) or 704(c) of the Code shall be allocated in the same manner as such gain or loss would be allocated for Capital Account purposes under Section 5.1.
     (iv) Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement.
     (d) All items of income, gain, loss, deduction and credit allocated to the Partners in accordance with the provisions hereof and basis allocations recognized by the Partnership for federal income tax purposes shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, such allocations, once made, shall be adjusted as necessary or appropriate to take into account the adjustments permitted by Sections 734 and 743 of the Code.
     (e) For income tax purposes, allocation of costs, revenues, income, gains, losses, deductions, credits and items of tax preference of the Partnership, including depletion and depreciation, if applicable, attributable to any assigned interest shall be prorated between the assignor and the Assignee on the basis of the number of days such interest was held by each of them during the calendar year or any other reasonable basis determined by the General Partner which is consistent with section 706 of the Code and applicable Treasury Regulations.

     5.3 Distributions. The General Partner shall review the Partnership’s accounts at the end of each calendar quarter to determine the amount of Available Cash, if any, for such period and the sources to which it is attributable. If the General Partner determines there is Available Cash with respect to such period, the General Partner shall distribute such Available Cash to the extent set forth below to the Partners in the following manner:
     (a) Distributions of Available Cash Attributable to Fund Distributions on Units and Certain Sales of Units. Available Cash attributable to (i) distributions received from the Fund with respect to Units held by the Partnership or (ii) proceeds received from the sale or other disposition of Units held by the Partnership and not made at the direction of a Unit Selling Limited Partner shall be apportioned to the Investor Groups in accordance with their respective Investor Group Unit Sharing Ratios. Within the Investor Group that includes only the General Partner, Available Cash will be distributed 100% to the General Partner. Within each Investor Group that includes a Limited Partner, such Available Cash will be distributed to the Partners in such Investor Group as follows:
     (i) first, 0% to the General Partner and 100% to the Limited Partner in such Investor Group until there has been distributed to such Limited Partner pursuant to this Section 5.3(a)(i), Section 5.3(b)(i) and Section 5.3(c)(i) an aggregate amount of cash or Net Agreed Value of property equal to the then Cumulative Preferred Return Deficiency of such Limited Partner;
     (ii) then, 0% to the General Partner and 100% to the Limited Partner in such Investor Group, until Payout is reached with respect to the Limited Partner in such Investor Group; and
     (iii) then, 20% to the General Partner and 80% to the Limited Partner in such Investor Group.
     (b) Distributions of Available Cash Attributable to Sales of Units Directed by a Unit Selling Limited Partner. Available Cash attributable to proceeds received from the sale or other disposition of Units held by the Partnership and made at the direction of a Unit Selling Limited Partner shall be apportioned to the Investor Group of which the Unit Selling Limited Partner is a part. Such Available Cash will be distributed to the Partners in such Investor Group as follows:
     (i) first, 0% to the General Partner and 100% to the Limited Partner in such Investor Group until there has been distributed to such Limited Partner pursuant to Section 5.3(a)(i), this Section 5.3(b)(i) and Section 5.3(c)(i) an aggregate amount of cash or Net Agreed Value of property equal to the then Cumulative Preferred Return Deficiency of such Limited Partner;
     (ii) then, 0% to the General Partner and 100% to the Limited Partner in such Investor Group, until Payout is reached with respect to the Limited Partner in such Investor Group; and
     (iii) then, 20% to the General Partner and 80% to the Limited Partner in such Investor Group.
     (c) Distributions of Available Cash Attributable to GP Interest and All Other Sources. Available Cash attributable to (i) distributions received from the Fund with respect to the GP Interest, (ii) distributions received by the Partnership from OpCo, (iii) distributions of amounts attributable to the Warrants and (iv) any other source other than as described in Section 5.3(a) or Section 5.3(b), shall be apportioned to the Investor Groups in accordance with their respective Investor Group Sharing Ratios. Within the Investor Group that includes only the General Partner, Available Cash will be distributed 100% to the General Partner. Within each Investor Group that includes a Limited Partner, such Available Cash will be distributed to the Partners in such Investor Group as follows:
     (i) first, 0% to the General Partner and 100% to the Limited Partner in such Investor Group until there has been distributed to such Limited Partner pursuant to Section 5.3(a)(i), Section 5.3(b)(i) and this Section 5.3(c)(i) an aggregate amount of cash or Net Agreed Value of property equal to the then Cumulative Preferred Return Deficiency of such Limited Partner;
     (ii) then, 0% to the General Partner and 100% to the Limited Partner in such Investor Group, until Payout is reached with respect to the Limited Partner in such Investor Group; and
     (iii) then, 20% to the General Partner and 80% to the Limited Partner in such Investor Group.
     (d) Except as otherwise expressly provided in this Agreement, no Partner shall have the right to withdraw any amount from or otherwise to receive any distribution from the Partnership.
ARTICLE 6
MANAGEMENT AND OPERATION OF BUSINESS
     6.1 Management.
     (a) The General Partner shall conduct, direct and exercise full control over all activities of the Partnership. Except as otherwise expressly provided in this Agreement including the delegations of management powers and authority provided herein, all management powers and authority over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any right of control or management power over the business and affairs of the Partnership. The General Partner, however, shall obtain the required consent of the Limited Partners on such matters as required under this Agreement.
     (b) Except as otherwise expressly provided in this Agreement and subject to the limitations set forth herein, and specifically those set forth in Section 6.1(c) and Section 6.1(d), the General Partner shall have full authority to do all things deemed necessary or desirable by it in the conduct of the business and affairs of the Partnership in accordance with this Agreement. Without limiting the generality of the foregoing and except as provided in Section 6.2, the General Partner’s power and authority shall include the power and authority:
     (i) to acquire on behalf of the Partnership the Contributed Property and any other equipment, facilities and property, or securities of any Person owning any such equipment, facilities and property, consistent with the purposes of the Partnership;

     (ii) to purchase or otherwise acquire other real or personal property of every nature considered necessary or appropriate to carry on and conduct the business of the Partnership;
     (iii) to borrow monies for the business of the Partnership and from time to time to draw, make, execute and issue promissory notes and other negotiable or nonnegotiable instruments and evidences of indebtedness; to secure the payment of the sums so borrowed and to mortgage, pledge, or assign in trust all or any part of the property of the Partnership; to assign any monies owing or to be owing to the Partnership (other than capital contributions); and to engage in any other means of financing customary in the oil and gas industry;
     (iv) to enter into any agreement for the sharing of profits, joint venture, or partnership with any Person engaged in any business or transaction in which the Partnership is authorized to engage, or any business or transaction capable of being conducted, so as to directly or indirectly benefit the Partnership, and to cause the obligations of the Partnership thereunder to be performed;
     (v) to explore and prospect by geological, geophysical or other methods for the location of anomalies or other indications favorable to the accumulation of hydrocarbons, including the power to contract with third parties for such purposes;
     (vi) to maintain, explore, develop, operate, manage, and defend Partnership property and to drill, test, plug and abandon or complete and equip, rework, and recomplete any number of wells on the Partnership’s property for the production of hydrocarbons located thereunder, and to enter into and execute one more operating agreements and other contracts for such purposes, to carry out a program or programs of secondary recovery on Partnership property and to do any and all other things necessary or appropriate to carry out the terms and provisions of this Agreement which would or might be done by a normal and prudent operator in the exploration, development, operation, and management of its own property, including the making of consent or non-consent elections under any applicable joint operating agreement;
     (vii) to enter into and execute leases, drilling contracts, farmout agreements, farmin contracts, dry and bottom hole and acreage contribution letters, participation agreements, and any other agreements in connection with the acquisition, sale, exploration, development, or operation of the Partnership’s properties, agreements as to rights-of-way, and any and all other instruments or documents considered by the General Partner to be necessary or appropriate to carry on and conduct the business of the Partnership, for such consideration and on such terms as the General Partner may determine, and to cause the obligations of the Partnership thereunder to be performed;
     (viii) to sell the production accruing to the Partnership’s property and to execute sales contracts, casinghead gas contracts, transportation contracts, balancing agreements, storage agreements, transfer orders, division orders, or any other instruments in connection with the sale, transportation, or storage of production;
     (ix) to farmout, sell, assign, convey, or otherwise dispose of, for such consideration and upon such terms and conditions as the General Partner may determine, all or any part of the Partnership’s properties, any interest therein, or any interest payable therefrom, and in connection therewith to execute and deliver such deeds, assignments, and conveyances containing such warranties as the General Partner may determine;
     (x) to employ or retain on behalf of the Partnership the Accountant, petroleum engineers, and such other agents, employees, managers, consultants, accountants, lawyers, geologists, geophysicists, engineers, landmen, clerical help, and to obtain such other assistance and services as the General Partner may determine proper and to pay therefor such remuneration and compensation as the General Partner may determine;
     (xi) to purchase, lease, rent, or otherwise acquire or obtain the use of machinery, equipment, tools, materials, and all other kinds and types of real or personal property that may in any way be determined by the General Partner necessary, convenient, or advisable in connection with carrying on the business of the Partnership, and to incur expenses for travel, telephone, telegraph, insurance, and for such other things, whether similar or dissimilar, as may be determined by the General Partner to be necessary or appropriate for carrying on and performing the business of the Partnership;
     (xii) to cause the Partnership to pay delay rentals, shut-in royalty payments, property taxes, and any other amounts necessary or appropriate to the maintenance or operation of any of the Partnership’s properties;
     (xiii) to open and close bank accounts, to receive, transfer, and disburse funds, to invest funds and other similar transactions in the normal course of business;
     (xiv) to make and enter into such agreements and contracts with such parties and to give such receipts, releases, and discharges with respect to any and all of the foregoing and any matters incident thereto as the General Partner may determine advisable or appropriate;
     (xv) to procure and maintain in force the insurance coverage, co-insurance and self insurance as the General Partner shall determine to serve as protection for the Partnership or its assets or against liability for loss and damage which may be occasioned by the activities to be engaged in by the Partnership and the General Partner on behalf of the Partnership;
     (xvi) to pay, extend, renew, modify, adjust, submit to arbitration, mediation, prosecute, defend, or compromise on behalf of the Partnership, upon such terms as the General Partner may determine and upon such evidence as it may determine sufficient, any obligation, suit, liability, cause of action, or claim, including a suit or claim for taxes, in favor of or against the Partnership;
     (xvii) to quitclaim, assign, convey, surrender, release, or abandon any of the Partnership’s properties with or without consideration therefor;
     (xviii) to make such classifications, determinations, and allocations as the General Partner may determine, having due regard for any relevant generally accepted accounting principles and applicable laws;
     (xix) to enter into any hedging, commodities future, or options transaction or notional principal contract as a strategy of risk management (and not for speculative purposes) in order to minimize the risk associated with the fluctuation of prices to be received by the Partnership with respect to the Partnership’s future production of hydrocarbons;
     (xx) to enter into any hedging agreement or contract with respect to the Partnership’s risk exposure regarding the interest rate on the Partnership’s outstanding indebtedness as a strategy of risk management (and not for speculative purposes) in order to minimize such risk exposure;
     (xxi) subject to approval of the Board of Directors pursuant to Section 6.1(d) to cause OpCo to sell a net profits interest or overriding royalty to the Fund at a price that the General Partner determines is fair and reasonable; and
     (xxii) to take such other actions, to execute and deliver such other documents, and to perform such other acts as may be determined by the General Partner to be appropriate to carry out the business and affairs of the Partnership.
In conducting the business and affairs of the Partnership, the General Partner shall have the right to request and receive services and assistance from the other Persons and to delegate the rights and powers of the General Partner to other Persons; provided, however, that no such delegation will be construed as to cause the Person to which the rights and power were delegated to become a general partner of the Partnership.
     (c) Without having obtained the prior approval of the Board of Directors, neither the General Partner on behalf of OpCo and/or the Partnership nor the Partnership, shall (in any single transaction or series of related transactions designed to circumvent the monetary limits set forth herein) undertake any of the following actions:
     (i) obligate OpCo and/or the Partnership to make expenditures in excess of $15 million (or such other amount as approved by the Board of Directors) for any single acquisition of oil and gas properties;
     (ii) approve any sale or other disposition of Partnership assets involving net proceeds of more than $15 million (or such other amount as approved by the Board of Directors); provided that no such approval shall be required in connection with a sale by OpCo to the Fund of a net profits interest or overriding royalty at a price that is fair and reasonable in relation to the market value of such interest;
     (iii) incur any secured indebtedness on behalf of OpCo or the Partnership of more than $15 million (or such other amount as approved by the Board of Directors) outstanding at any one time;
     (iv) incur any unsecured indebtedness for borrowed money (not including trade payables incurred in the Partnership’s ordinary course of business) on behalf of OpCo or the Partnership or otherwise issue Partnership Senior or Preferred Securities of more than $15 million (or such other amount as approved by the Board of Directors) outstanding at any one time;
     (v) (A) issue any Partnership Equity Securities; (B) enter into any merger, sale or consolidation with any Person; or (C) cause the Partnership to effect a recapitalization or reorganization;

     (vi) enter into any commodity hedging transaction whereby more than 50% of OpCo’s and/or the Partnership’s expected production from the Partnership’s proved developed producing reserves is hedged for the succeeding 12-month period or whereby the term of such hedging transaction exceeds two years;
     (vii) enter into any transactions with any Affiliate unless such transactions are on an arms-length basis and involve consideration of less than or equal to $250,000;
     (viii) approve the Partnership’s or OpCo’s operating budget or any changes thereto;
     (ix) approve any change in OpCo’s or the Partnership’s Accountant; or
     (x) approve any amendment or modification of any term of the Management Agreement or the management agreement between the General Partner and OpCo.
Any dollar amount threshold contained in this Section 6.1(c) may be changed at any time and from time to time upon unanimous approval of the Board of Directors and such approval shall be deemed to amend this Section 6.1(c) without further action or approval by any other Partner.
     (d) Notwithstanding anything to the contrary in this Agreement, the General Partner’s management powers and authority over the activities of the Partnership are hereby delegated to a board of directors (the “Board of Directors”) insofar and to the extent such power relates to (i) the Partnership’s rights and obligations to authorize and direct the activities of the Fund arising out of its capacity as general partner of the Fund, including causing the Fund to file a registration statement pursuant to the provisions of Section 7.7(c), and (ii) the Partnership’s rights and obligations to authorize and direct the activities of OpCo arising out of its capacity as a member of OpCo (the “Board Authority”). The Board Authority shall include full management power and authority to authorize and direct all things deemed necessary or desirable by it in the conduct of the business and affairs of the Fund and OpCo in accordance with this Agreement. Without limiting the generality of the Board Authority, the Board of Directors’ power and authority shall include the power and authority to authorize OpCo to sell a net profits interest or overriding royalty; provided, however, that the Conflicts Committee has determined that such interest or royalty is at a price that is fair and reasonable to the Fund and has recommended approval to the full Board of Directors with respect to the Fund. Notwithstanding anything to the contrary in this Agreement, (a) neither the Board of Directors, nor any member thereof, shall be deemed or considered to be a general partner of the Partnership in any way by virtue of such service on the Board of Directors, (b) Limited Partners are expressly authorized by this Agreement, in accordance with the terms and conditions of Section 6.1(e), to serve on, or designate any person to serve on, the Board of Directors, and (c) service by a Limited Partner or its designee on the Board of Directors pursuant to this Agreement shall not be considered participation in the control of the business of the Partnership within the meaning of the Delaware Act.
     (e) Subject to the Board Authority, the Board of Directors shall generally act with respect to Partnership matters in a manner similar to that of the board of directors of a corporation, and specifically:
     (i) Except as provided below, the Board of Directors shall at all times consist of five (5) members each of whom will be designated annually as hereinafter provided. One member shall be designated by the General Partner. Four (4) members shall be designated by a Majority Interest of the Limited Partners, three of which members shall (i) have relevant industry experience and (ii) not be an affiliate of any Partner. The Board of Directors member initially designated by the General Partner is Scott W. Smith. The Board of Directors members initially designated by the Limited Partners are Scott A. Bedford, Mark J. Warner, Jacob Roorda and S.P. Johnson IV. The Board of Directors shall appoint a chairman from among them (the “Chairman”). Initially, the Chairman shall be Scott W. Smith. Each member of the Board of Directors will serve until his successor has been designated or until his earlier death, resignation or removal as provided below.
     (ii) Commencing on the date that is six (6) months after the Exchange Offer expires and NGT depositary units constituting at least 51% of the outstanding NGT depositary units are accepted for exchange thereunder and continuing for so long as Ritchie Energy North, L.P., a Delaware limited partnership (“Ritchie”), holds all of the Partnership Interest issued to it in exchange for its Capital Contribution made pursuant to Section 4.4(a), Ritchie shall have the right, exercisable by the giving of written notice to the General Partner, to designate an additional member to the Board of Directors. In the event that Ritchie makes the foregoing election, the number of total members of the Board of Directors shall, without any further action on the part of the Partners, be increased to seven (7) members, each of whom will be designated annually as provided herein and in Section 6.1(e)(i). In addition to the members designated as provided in Section 6.1(e)(i), one additional member shall be designated by Ritchie and one additional member shall be designated by a Two-Thirds Interest of the Limited Partners, which member shall (i) have relevant industry experience and (ii) not be an affiliate of any Partner. Neither of such additional members will be added to the Board of Directors until both members have been so designated and neither will be permitted to continue to serve in such capacity if the other is not so serving, unless determined otherwise by all of the remaining members of the Board of Directors. In the event that the right of Ritchie to designate a member of the Board of Directors lapses, then, unless determined otherwise by all of the remaining members of the Board of Directors, both of the members of the Board of Directors designated pursuant to this Section 6.1(e)(ii) shall be deemed removed, the number of members of the Board of Directors shall thereafter be decreased to five (5) and this Section 6.1(e)(ii) shall thereafter cease to be applicable.
     (iii) The General Partner, the Limited Partners and, if applicable, Ritchie, shall each have the power and authority to remove any member of the Board of Directors appointed by it by delivering written notice of such removal to the other and to the Partnership. Vacancies on the Board of Directors shall be filled by the General Partner, the Limited Partners or Ritchie, as the case may be, that appointed the Board of Directors member previously holding the position that is then vacant.
     (iv) Each Board of Directors member shall be entitled to cast one (1) vote with respect to any decision made by the Board of Directors. The Board of Directors shall meet no less often than quarterly at the offices of the Partnership or at such other places as it shall determine (unless such meeting shall be waived by all members thereof) or on the call of any two (2) members upon five (5) Business Days’ notice to all members. Participation in a meeting of the Board of Directors pursuant to this Section 6.1(e) shall constitute presence in person at such meeting and shall constitute a waiver of notice of such meeting, except where a member so attends a meeting of the Board of Directors for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. The Board of Directors may conduct its meetings through the use of any means of communication by which all members participating may hear each other during the meeting. An agenda for each meeting shall be prepared in advance by the Chairman but any matter, whether or not on the agenda, may properly come before the meeting. At all meetings of the Board of Directors, the presence of a majority of all members shall be necessary and sufficient to constitute a quorum for the transaction of business. At a meeting at which a quorum is present, the act of a majority of all members of the Board of Directors shall be the act of the Board of Directors except where the vote of more than a majority is required as provided elsewhere in this Agreement; provided, however, that if a quorum shall not be present at any meeting of the Board of Directors, the members present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     (v) Any action that may be taken at any meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the members of the Board of Directors holding least the minimum percentage of the aggregate votes entitled to be cast that would be necessary to take such action at a meeting of the Board of Directors at which all members of the Board of Directors entitled to vote on the action were present and voted. Prompt notice of the taking any action by the Board of Directors without a meeting by less than the unanimous written consent shall be given to those members who did not consent in writing to the action.
     (vi) The Board of Directors may designate one or more committees, each such committee consisting of one or more of the members of the Board of Directors. The Board of Directors shall have, at a minimum, audit and conflicts committees (the “Audit Committee” and “Conflicts Committee,” respectively). The initial members of the Audit Committee shall be Mark J. Warner, Jacob Roorda and S.P. Johnson IV. The initial members of the Conflicts Committee shall be Jacob Roorda and Mark J. Warner. Any member of the Audit Committee may also serve on the Conflicts Committee. Any committee designated by the Board of Directors shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Partnership as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors with regard to amending this Agreement. Such committee or committees shall have such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors. Any committee designated in accordance with this Section 6.1(e)(vi) shall choose its own chairman and secretary, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules or procedures, or by resolution of such committee or the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution. The Board of Directors may designate one or more members of the Board of Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.
     (vii) Without limiting the applicability of any other provision of this Agreement, including the other provisions of this Article 6, the following provisions shall be applicable to the Board of Directors and the members thereof:
     (A) The Board of Directors and the members thereof and the decisions of the Board of Directors shall have the benefit of the business judgment rule to the same extent as the Board of Directors, such members and such decisions would have the benefit of such rule if the Board of Directors were a board of directors of a Delaware corporation; and
     (B) The members of the Board of Directors shall have the same duties of care and loyalty as such persons would have if such persons were directors of a Delaware corporation, but in no event shall any member of the Board of Directors be liable for any action or inaction for which indemnification is provided under Section 6.7.
     6.2 Duties and Services of the General Partner.
     (a) The General Partner shall comply in all material respects with the terms of this Agreement and in the conduct of the business and operations of the Partnership, shall use its reasonable efforts to cause the Partnership (A) to comply in all material respects with the terms and provisions of all agreements to which the Partnership is a party or to which its properties are subject, (B) to comply in all material respects with all applicable laws, ordinances or governmental rules and regulations to which the Partnership is subject, and (C) to obtain and maintain all licenses, permits, franchises and other governmental authorizations necessary with respect to the ownership of Partnership properties and the conduct of Partnership business and operations.
     (b) The General Partner covenants and agrees that, subject to the availability of funds, it will at all times cause the Partnership to retain or otherwise have available to it a professional staff and outside consultants which together will be reasonably adequate in size, experience and competency, including, engineers, geologists and other technical personnel, attorneys, accountants and secretarial and clerical personnel.
     6.3 Reliance by Third Parties. In no event shall any Person dealing with the General Partner, the General Partner’s representative or the Board of Directors with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any act or action of the General Partner, the General Partner’s representative or the Board of Directors; and every contract, agreement, deed or other instrument or document executed by the General Partner, the General Partner’s representative or the Board of Directors with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and/or delivery thereof this Agreement was in full force and effect, (ii) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (iii) the General Partner, the General Partner’s representative or the Board of Directors was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.
     6.4 Compensation and Reimbursement of Partners.
     (a) In accordance with the Management Agreement to be entered into between the General Partner and the Partnership (the “Management Agreement”), the General Partner will be entitled to receive a management fee from the Partnership as provided in the Management Agreement. The General Partner shall not be entitled to any other payments or compensation except as expressly set forth in this Agreement, the Management Agreement, the management agreement between OpCo and EEC, or as otherwise approved by the Board of Directors.
     (b) The General Partner shall be reimbursed for all costs related to the Partnership incurred by it or its Affiliates to the extent that any such costs are not paid directly by the Partnership, provided, that such costs were approved by the Board of Directors. The General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the General Partner may determine in its sole discretion for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership and approved by the Board of Directors (including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the General Partner to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership’s business and approved by the Board of Directors (including expenses allocated to the General Partner by its Affiliates). Reimbursements pursuant to this Section 6.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 6.7. The General Partner may elect to defer its receipt of all or any portion of its reimbursement from the Partnership in the event that the Partnership does not have adequate cash available or for any other reason, provided that no such deferral shall affect the right of the General Partner to receive such reimbursement on demand at any future time or the Partnership’s obligation to pay such reimbursement at such time.
     6.5 Outside Activities. Except as limited by any other provisions of this Agreement, the General Partner, its Affiliates and the members of the Board of Directors may have business interests and engage in business activities in addition to those related to the Partnership, including interests in and activities related to the businesses described in Section 3.1 or otherwise competitive with the business of the Partnership and neither the Partnership nor any other Partners shall have any rights in such other business interests or activities or in any income or profits therefrom. However, it is expressly understood and agreed that the General Partner and its Affiliates shall not participate in any activity that is competitive with the Partnership without the prior written consent of the Board of Directors.
     6.6 Partnership Funds. All cash funds of the Partnership held by the General Partner shall, as soon as reasonably practicable, be deposited in one or more separate accounts maintained by or in the name of the Partnership. All withdrawals from or charges against such accounts shall be made by the General Partner or its Board of Directors approved designee.
     6.7 Indemnification of Partners and Their Affiliates. The Partnership shall indemnify and hold harmless the General Partner, the Board of Directors, the Limited Partners, any of their respective Affiliates, any of their respective employees, agents, directors, managers and officers (individually, an “Indemnitee”) as follows:
     (a) In any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an Indemnitee was or is a party or is threatened to be made a party by reason of the fact that it, he or she is or was a General Partner, member of the Board of Directors, a Limited Partner, an Affiliate of any such Partner, an employee, agent, director, manager or officer of the General Partner or an Affiliate of the General Partner involving an alleged cause of action arising from the activities of such Indemnitee and which activities were on behalf of the Partnership, its property, business or affairs, the Partnership shall indemnify such Indemnitee against any and all losses, claims, demands, liabilities, costs and expenses, including reasonable attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Indemnitee in connection with such action, suit or proceeding if such Indemnitee acted in good faith and in a manner he or it reasonably believed to be in or not opposed to the best interests of the Partnership and if the Indemnitee’s conduct does not constitute gross negligence or willful or wanton misconduct. THE PARTNERS RECOGNIZE THAT AN INDEMNITEE MAY BE ENTITLED TO INDEMNIFICATION FROM ACTS OR OMISSIONS THAT MAY GIVE RISE TO ORDINARY, CONCURRENT OR COMPARATIVE NEGLIGENCE. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith and in a manner that he or it reasonably believed to be in, or not opposed to, the best interests of the Partnership, nor shall any such termination of a proceeding, of itself, create a presumption that the Indemnitee was grossly negligent or was guilty of willful or wanton misconduct unless a specific finding to such effect is included in such judgment, order, settlement, conviction or plea.
     (b) Expenses (including reasonable legal fees and expenses) incurred in defending any proceeding shall be paid by the Partnership in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction or otherwise, that the Indemnitee is not entitled to be indemnified by the Partnership as authorized hereunder.
     (c) If a claim or assertion of liability is made or asserted by a third party against an Indemnitee, which, if prevailed upon by any such third party, would result in the Indemnitee being entitled to indemnification pursuant to this Section 6.7, the Indemnitee will forthwith give to the Partnership written notice of the claims or assertion of liability and request the Partnership to defend the same. Failure to so notify the Partnership will not relieve the Partnership of any liability which the Partnership might have to the Indemnitee except to the extent that such failure actually prejudices the Partnership’s legal position. The Partnership will have the obligation to defend against such claim or assertion (if the Indemnitee is entitled to indemnification pursuant to this Section 6.7), and the Partnership will give written notice to the Indemnitee of acceptance of the defense of such claim and the name of the counsel selected by the Partnership to defend such claim. The Indemnitee will be entitled to participate with the Partnership in such defense and also will be entitled at its option (and expense) to employ separate counsel for such defense. In the event the Partnership does not accept the defense of the claim or in the event that the Partnership or its counsel fails to use reasonable care in maintaining such defense, the Indemnitee will have the right to employ counsel for such defense at the expense of the Partnership (unless the Indemnitee is not entitled to indemnification under this Section 6.7). The Partnership and the Indemnitee will cooperate with each other in the defense of any such action and the relevant records of each will be made available to the other with respect to such defense.
     (d) No Indemnitee will be entitled to indemnification under this Section 6.7 if it has entered into any settlement or compromise of any claim giving rise to any indemnifiable loss without the written consent of the Partnership. If a bona fide settlement offer is made with respect to a claim and the Partnership desires to accept and agree to such offer, the Partnership will give written notice of settlement to the Indemnitee to that effect. If the Indemnitee fails to consent to the settlement offer within 10 days after receipt of the notice of settlement, then the Indemnitee will be deemed to have rejected such settlement offer and will be responsible for continuing the defense of such claim and, in such event, the maximum liability of the Partnership as to such claim will not exceed the amount of such settlement offer plus any and all reasonable costs and expenses paid or incurred by the Indemnitee up to the date of the notice of settlement and which are otherwise the responsibility of the Partnership pursuant to this Section 6.7.
     (e) Any such indemnification shall be made only out of the assets of the Partnership, and in no event may an Indemnitee subject the Limited Partners or the General Partner to personal liability for the obligation of the Partnership to indemnify contained in this Section 6.7.
     (f) The indemnification provided by this Section 6.7 shall be in addition to any other rights to which those indemnified may be entitled, in any capacity, under any agreement, vote of the Partners, as a matter of law or otherwise and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.
     (g) To the extent obtainable on reasonable terms, the Partnership may purchase and maintain insurance on behalf of the Indemnitees or liability insurance on behalf of the Partnership relating to claims for indemnification against any liability which may be asserted against or expense which may be incurred by such Persons in connection with the Partnership’s activities, whether or not the Partnership would have the power to indemnify such Persons against such liability under the provisions of this Agreement.
     (h) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
     (i) The provisions of this Section 6.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators, and shall not be deemed to create any rights for the benefit of any other Persons.
     6.8 Liability of Partners and Their Affiliates. Notwithstanding anything to the contrary in the Agreement, neither the General Partner, members of the Board of Directors, the Limited Partners, any of their respective Affiliates nor any of their respective employees, agents, directors, managers and officers (a “Covered Person”) shall be liable for monetary damages to the Partnership, the Limited Partners or Assignees or any other Persons who have acquired interests in Partnership Securities for losses sustained or liabilities incurred as a result of any errors in judgment or for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Covered Person acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Covered Person’s conduct was criminal. THE PARTNERS RECOGNIZE THAT SUCH EXCULPATION FROM LIABILITY RELATES TO ACTS OR OMISSIONS THAT MAY GIVE RISE TO ORDINARY, CONCURRENT OR COMPARATIVE NEGLIGENCE. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that any Person was grossly negligent or was guilty of willful or wanton misconduct.
     6.9 Other Matters Concerning General Partner.
     (a) The General Partner and members of the Board of Directors may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, conveyance or other paper or document believed by any of them to be genuine and to have been signed or presented by the proper party or parties.
     (b) The General Partner and members of the Board of Directors may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, engineers, geologists, geophysicists and other consultants and advisers selected by them (which may include employees of the General Partner) and any opinion of such Person as to matters which the General Partner or Board of Directors reasonably believe to be within its professional or expert competence shall be full and complete authorization and protection in respect to any action taken or suffered or omitted by the General Partner or Board of Directors hereunder in good faith and in accordance with such opinion.
     6.10 Certain Decisions.
     (a) Unless otherwise expressly provided in this Agreement or any other agreement contemplated herein, (i) whenever a conflict of interest exists or arises between the General Partner, any of its Affiliates or a member of the Board of Directors, on the one hand, and the Partnership or any Limited Partner, on the other hand, or (ii) whenever this Agreement or any other agreement contemplated herein provides that the General Partner or the Board of Directors shall act in a manner which is, or provide terms which are, fair and/or reasonable to the Partnership or any Limited Partner, the General Partner or the Board of Directors, as the case may be, shall resolve such conflict of interest, take such action or provide such terms, considering, in each case, the relative interest of each party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles, the resolution, action or terms so made, taken or provided by the General Partner or the Board of Directors shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other applicable law, rule or regulation.
     (b) Whenever in this Agreement or any other agreement contemplated herein, the General Partner, any of its Affiliates or the Board of Directors is permitted or required to make a decision with “good faith” or under another express standard, the General Partner, any such Affiliate or the Board of Directors shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or under the Delaware Act or any other applicable law, rule or regulation.
ARTICLE 7
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
     7.1 Limitation of Liability. The Limited Partners shall have no liability to the Partnership or its creditors except as expressly provided in this Agreement or as otherwise provided in the Delaware Act.
     7.2 Management of Business. No Limited Partner, in its capacity as such, shall take part in the control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by a director, officer, employee or agent of the General Partner or its Affiliates in his or its capacity as such shall not affect, impair or eliminate the limitations on the liability of any Limited Partner or Assignee under this Agreement.
     7.3 Outside Activities. Except as limited by any other provisions of this Agreement, a Limited Partner may have business interests and engage in business activities in addition to those related to the Partnership, including interests in and activities related to the businesses described in Section 3.1 or otherwise competitive with the business of the Partnership and neither the Partnership nor any other Partners shall have any rights in such other business interests or activities or in any income or profits therefrom.
     7.4 Return of Capital. No Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement and subject to applicable law.
     7.5 Rights of Limited Partners Relating to the Partnership. In addition to other rights provided by this Agreement (including the right to vote on matters for which the right to vote is provided to the Limited Partners hereunder), the Delaware Act or by applicable law, and except as limited by Section 7.6, each of the Limited Partners shall have the following rights relating to the Partnership:
     (a) to inspect and copy any of the Partnership’s books and records for a purpose related to such Limited Partner’s interest in the Partnership, but such inspection and copying shall be at the Limited Partner’s own expense and during normal business hours;
     (b) to have on demand true and full information of all things affecting the Partnership and a formal accounting of Partnership affairs whenever circumstances render it just and reasonable, but the furnishing of such information or conducting such accounting shall be at the expense of the Limited Partner requesting the same; and
     (c) to have furnished to it, on its written request, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto.

     7.6 Confidentiality.
     (a) The Partners agree that all Confidential Information (as defined below) shall be kept confidential by the Partners as required by this Section 7.6; provided, however, that any of such Confidential Information may be disclosed (i) to such employees, officers, directors, managers, spouses, counsel and authorized representatives and agents of any such Partner (“Recipients”) as need to know such information for the purpose of making decisions concerning the Partnership or such Partner’s investment therein (provided, further, that the Recipients shall be informed by such Partner in its reasonable best efforts of the confidential nature of such information and shall be required to treat such information confidentially), (ii) to the extent necessary in connection with the exercise of any remedy hereunder or under any of the transaction documents referred to herein, (iii) to the extent otherwise approved by the General Partner, (iv) to the extent that such Partner or such Partner’s Recipients is required by applicable law (including its disclosure obligations pursuant to applicable federal and state securities laws) and (v) to the extent that such Partner or such of its Recipients is legally compelled to do so, provided that the Partner or such Partner’s Recipients (A) notifies the General Partner regarding such disclosure prior to making such disclosure, (B) discloses only that portion of the Confidential Information as is legally required, and (C) uses reasonable best efforts to ensure that the party to which such Confidential Information is provided agrees to keep it confidential.
     (b) The term “Confidential Information” means all information regarding the activities of the Partnership, obtained by or on behalf of such Partner from any other Partner or the Partnership pursuant to this Agreement and all similar information obtained from the other Partners by or on behalf of such Partner on or after the Closing Date, other than information which (i) was or becomes generally available to the public other than as a result of disclosure by such Partner or any of its Recipients, (ii) was or becomes available to such Partner on a nonconfidential basis prior to disclosures to such Partner by another Partner or the Partnership, or (iii) was or becomes available to such Partner from a source other than another Partner or the Partnership, provided that such source is not known by such Partner to be bound by a confidentiality agreement with the General Partner or the Partnership.
     (c) Each Limited Partner acknowledges and agrees that instances may arise when (i) the General Partner determines that the disclosure of certain Confidential Information pertaining to the Partnership or its activities is not in the best interests of the Partnership or could damage the Partnership or its business, or (ii) the General Partner or an Affiliate thereof is subject to a valid and effective agreement with a third party prohibiting the General Partner or such Affiliate from distributing or otherwise disseminating to another party (including a Limited Partner) certain information, such as Confidential Information pertaining to Partnership activities.
     (d) The terms of this Section 7.6 shall survive until the earliest to occur of (i) the date following 1 year from the commencement of the liquidation of the Partnership, or (ii) the date following 1 year from the date of termination of the Partner’s interest in the Partnership.
     7.7 Right to Direct General Partner to Dispose of Units.
     (a) The General Partner agrees to notify the Limited Partners once all of the following are first true:
     (i) the sale of Units held by the Partnership is not restricted pursuant to any agreement between the Partnership and any other party;

     (ii) such Units are eligible for sale under the Securities Act without volume or manner of sale limitations; and
     (iii) the end of the Subordination Period.
     (b) Following the receipt of such notice, a Limited Partner shall have the right at any time thereafter to notify the General Partner in writing (a “Unit Sale Notice”) of its desire to dispose of all or a portion of the Units held by the Partnership that are attributable to the Investor Group of which the Limited Partner is a member. The Unit Sale Notice shall specify the number of Units to be sold, any limit on the price at which such Units may be sold, and any other information the Limited Partner desires to include in such notice. (A Limited Partner giving a Unit Sale Notice is referred to herein as a “Unit Selling Limited Partner.”) The General Partner shall thereafter use commercially reasonable efforts to sell the Units in accordance with instructions of the Unit Selling Limited Partner. The proceeds received by the Partnership from the sale of Units made pursuant to a Unit Sale Notice, reduced by all expenses of the Partnership relating to such sale, will be deemed to be Available Cash and will be distributed by the Partnership to the Unit Selling Partner pursuant to Section 5.3(b).
     (c) The following provisions relate to the registration of Units held by the Partnership that constitute Subordinated Units (or the Common Units into which they have been converted) (“Registrable Units”):
     (i) The Partnership, subject to the prior approval of the Board of Directors, agrees to cause the Fund:
     (A) to prepare and file with the SEC a registration statement on such form as the Partnership determines to be appropriate to register the resale by the Partnership or the then holder of the Registrable Units in accordance with the method of distribution attached hereto as Exhibit 7.7(c) (the “Resale Registration Statement”), such filing to be made prior to the 30th day following the end of the Subordination Period. All expenses of preparing and filing the Resale Registration Statement shall be paid by the Partnership, subject to reimbursement by the Fund. To the extent that a Majority Interest of the Limited Partners reasonably determine that separate legal counsel is necessary to review the preparation and filing of the Resale Registration Statement, the Partnership shall reimburse the reasonable fees and expenses of one such counsel (up to $50,000);
     (B) to use its commercially reasonable best efforts to cause the Resale Registration Statement to be declared effective by the SEC concurrently with the end of the Subordination Period; and
     (C) to keep the Resale Registration Statement continuously effective under the Securities Act until the conditions in clauses (I) and (II) below are satisfied, where (I) is the earliest of (1) the date that the Registrable Units included in the Resale Registration Statement have been sold pursuant to the Resale Registration Statement, (2) such time as the Registrable Units included in the Resale Registration Statement may be sold free from the restrictions of Rule 144(c), (e), (f) and (h) in accordance with Rule 144(k) and (3) sale of the Registrable Units to the public pursuant to Rule 144, and (II) is that the legend with respect to transfer restrictions on the Registrable Units so registered for resale on the Resale Registration Statement is removed or removable. The period during which the Resale Registration Statement is required to be kept effective is referred to herein as the “Effectiveness Period.” If the Resale Registration Statement ceases to be effective for any reason during the Effectiveness Period, the Partnership shall use its reasonable best efforts to cause the Fund to take such action(s) as are appropriate to cause the Resale Registration Statement to be effective as soon as possible, but in any event not later than 15 days after the Resale Registration Statement ceases to be effective;
provided that no Registrable Units attributable to an Investor Group shall be entitled to be covered by such Resale Registration Statement unless the Limited Partner included in such Investor Group shall, to the extent required by applicable securities laws, timely furnishes to the Partnership the information requested by the Partnership for inclusion therein.
     (ii) The General Partner agrees that the Partnership and the Limited Partners will suffer damages if (A) the Resale Registration Statement is not declared effective under the Securities Act not later than the close of business on the 30th day after the end of the Subordination Period or (B) the aggregate duration or number of Deferral Periods (defined below) in any period exceeds the number permitted pursuant to the last sentence of Section 7.7(c)(iii) below. Each event described in clause (A) and (B) is referred to as a “Registration Default.” During the continuation of any Registration Default, the General Partner shall pay in cash to the Limited Partners, pro rata, an aggregate amount equal to $75,000 for the first 30 days of any Registration Default (pro rated based on the number of days such Registration Default continues), with such $75,000 increasing by an additional $25,000 for each successive period of 30 days that a Registration Default continues (pro rated based on the number of days such Registration Default continues).
     (iii) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Resale Registration Statement, (B) the occurrence of any event as a result of which the Resale Registration Statement or the prospectus included therein (“Prospectus”) may contain a material misstatement or omission or (C) the existence of any pending development with respect to the Fund that requires the suspension of the availability of the Resale Registration Statement or the Prospectus, then (X) upon notice thereof, the Partnership shall suspend use of the Prospectus, (Y) the Partnership will use its reasonable commercial efforts to cause the Fund to ensure that the use of the Prospectus, as amended or supplemented, may be resumed as promptly as is practicable and, in the case of clause (C) above, as soon as, in the sole judgment of the Board of Directors, public disclosure of the pending development would not be prejudicial or contrary to the interests of the Fund. The rights to suspend the availability of the Resale Registration Statement or any Prospectus will not result in the incurrence of any payment obligation under Section 7.7(c)(ii) if (I) any single period of such suspension (“Deferred Period”) shall not exceed 20 days and (II) the aggregate duration of all Deferred Periods shall not exceed 45 days in any 12-month period.
     (d) Notwithstanding anything to the contrary in this Agreement, after the Subordination Period has ended, if the market price of the Units is greater than or equal to 165% of the Purchase Price (the “Payout Price”) for twenty (20) trading days during any consecutive thirty (30) day trading period, the General Partner may, in its sole discretion, cause the Partnership to sell at or above the Payout Price a sufficient number of Units held by the Partnership so as to cause Payout to occur under the terms of this Agreement.
     7.8 Rights of Limited Partners Relating to the General Partner.
     (a) The General Partner may be removed upon the affirmative vote of a Majority Interest of the Limited Partners (not including the General Partner or any Affiliate thereof acting in the capacity of a Limited Partner) upon the occurrence of any of the following:
     (i) the General Partner’s negligence or willful misconduct in the performance of its obligations hereunder; or
     (ii) the General Partner’s material breach of this Agreement, if such (A) breach is not remedied within 30 days after the General Partner’s receipt of written notice thereof, or such longer period as is reasonably required to cure such breach, provided that the General Partner commences to cure such breach within such 30-day period and proceeds with due diligence to cure such breach and (B) such breach is continuing at the time notice of termination is delivered to the General Partner; or
     (iii) the charging of the General Partner or any chairman, vice-chairman, president, chief executive officer, chief operating officer, chief financial officer, senior vice president or other senior executive officer of the General Partner of any felony; or
     (iv) the General Partner’s undertaking of material activities with respect to the Partnership that are not authorized pursuant to this Agreement or by the Board of Directors or the General Partner’s disregard of the Board of Directors’ lawful written instructions which undertaking or disregard continues unabated for five (5) Business Days after the General Partner’s receipt of written notice thereof from the Board of Directors and is continuing at the time notice of termination is delivered to the General Partner; or
     (v) in the event cash distributions paid by the Fund to both holders of Common Units and Subordinated Units are less than $0.50 per Unit per calendar quarter for 6 successive calendar quarters (subject to appropriate adjustment for any split, combination or similar transaction in respect of the common or subordinated units); or
     (vi) if, at any time after the date that is six (6) months after the completion of the Exchange Offer, the Board of Directors determines, by a vote of not less than four-fifths (rounded down to the nearest whole number) of the members of the Board of Directors, that the General Partner is not adequately running the business of the Partnership or the Fund; or
     (vii) if the General Partner, any member of the General Partner, any Affiliate of the General Partner or any such member, including for such purpose any family member of a member of the General Partner, collectively cease to own the maximum amount of ownership interests in the Partnership that are ever collectively owned by such persons; or
     (viii) a change of greater than 50% of the voting control of the General Partner (whether by sale, acquisition, voting agreement or otherwise) as such voting control exists as of the date hereof, or a change by greater than 30% to the rights to receive distributions from the General Partner as such rights exist as of the date hereof;

provided, however, that for purposes of determining the right to receive distributions hereunder, any transfer by a member of the General Partner as of the date hereof to any Affiliate of such member or any family member of such member will be ignored.
     (b) The removal of the General Partner pursuant to Section 7.8(a) shall be effective subsequent to the admission of the successor General Partner. Upon the removal of the General Partner, the interest of the former General Partner shall be treated thenceforth as the interest of a Limited Partner in the manner provided in Section 12.2.
ARTICLE 8
BOOKS, RECORDS, ACCOUNTING AND REPORTS
     8.1 Records and Accounting. The General Partner shall keep or cause to be kept appropriate books with respect to the Partnership’s business, which books shall at all times be kept at the principal office of the Partnership. The books of the Partnership shall be maintained, for financial reporting purposes, in accordance with generally accepted accounting principles and in accordance with the Income Tax Method of Accounting.
     8.2 Fiscal Year. The Fiscal Year of the Partnership shall be the calendar year.
     8.3 Reports. The General Partner shall use its reasonable best efforts to deliver to the Limited Partners the following financial statements, reports and other information at the times indicated below:
     (a) Quarterly within 45 days after the end of each quarter except the last calendar quarter of each Fiscal Year, financial statements with respect to such quarter, including income statements, balance sheets, cash flow statements and statements of partners’ equity, presented in accordance with generally accepted accounting principles and in accordance with the Income Tax Method of Accounting, but without footnotes and subject to normal year-end adjustments, all certified by a managing member of the General Partner to the effect that such financial statements present fairly in all material respects the financial condition and results of operation of the Partnership.
     (b) Annually within 90 days after the end of each Fiscal Year, unqualified financial statements, including income statements, balance sheets, cash flow statements and statements of partners’ equity with respect to such Fiscal Year, which financial statements shall be presented in accordance with generally accepted accounting principles and in accordance with the Income Tax Method of Accounting and accompanied by the report of the Accountant stating that an audit of such financial statements has been made in accordance with generally accepted auditing standards and that in its opinion such financial statements present fairly the financial condition, results of operations, and cash flows of the Partnership in accordance with generally accepted accounting principles consistently applied, all certified by a managing member of the General Partner to the effect that such financial statements present fairly in all material respects the financial condition and results of operation of the Partnership.
     (c) Annually within 75 days after the end of each Fiscal Year, the Partnership’s schedule K-1 filed with respect to the Partnership.

ARTICLE 9
TAX MATTERS
     9.1 Tax Returns; Partnership Status; Elections.
     (a) Except as otherwise provided, the General Partner shall cause to be prepared and filed all necessary federal, state and local tax returns for the Partnership and reports as may be required as a result of the business of the Partnership.
     (b) The Partnership intends to be classified as a partnership for federal and state income tax purposes. No election shall be made by the Partnership or by any Partner to cause the Partnership to be treated as an association taxable as a corporation for federal or state income tax purposes or to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state laws.
     (c) To the extent provided for in Treasury Regulations, revenue rulings, revenue procedures and/or other Internal Revenue Service guidance issued after the date hereof, the Partnership is hereby authorized and directed to elect a safe harbor under which the fair market value of any units issued for services (the “Service Units”) granted after the effective date of such Treasury Regulations (or other guidance) will be treated as equal to the liquidation value of such Service Units (i.e., a value equal to the total amount that would be distributed under Section 13.2(d), with respect to such units in a Hypothetical Liquidation occurring immediately after the issuance of such Service Units and assuming for purposes of such Hypothetical Liquidation that all assets of the Partnership are sold for their fair market values instead of their book values). In the event that the Partnership makes a safe harbor election as described in the preceding sentence, the Partnership and each Partner hereby agree to comply with all safe harbor requirements with respect to transfers of the Service Units while the safe harbor election remains effective.
     (d) Each Partner agrees not to file any tax return or other statement materially inconsistent with either (i) the Forms 1065 and related state income tax returns as filed by the Partnership for each Fiscal Year, or (ii) the form of the transactions contemplated by this Agreement and any related documents executed by the Partners or the Partnership as provided herein, unless required to do so as a result of adjustments to the Partnership’s tax returns required pursuant to a final nonappealable administrative judicial proceeding.
     (e) Except as otherwise provided herein, the General Partner shall, subject to the approval of the Board of Directors, determine whether to make any other available tax election.
     9.2 Tax Matters Partner. The General Partner shall be the “tax matters partner” of the Partnership pursuant to section 6231(a)(7) of the Code. The General Partner shall take such action as may be necessary to cause each other Partner to become a “notice partner” within the meaning of section 6223 of the Code. The General Partner shall inform each other Partner of all significant matters that may come to its attention in its capacity as tax matters partner and shall forward to each other Partner copies of all significant written communications it may receive in such capacity, in each case within 5 days. The tax matters partner shall have the power and authority to bind the Partnership to a settlement agreement with the Secretary of the Treasury with respect to any material Partnership items, as defined in section 6231(a)(3) of the Code, whether in the course of any tax audits, appeals or otherwise. This Section 9.2 is not intended to authorize the General Partner to take any action left to the determination of an individual Partner under sections 6222 through 6231 of the Code.
     9.3 Partnership Withholding. Notwithstanding any other provision of this Agreement, each Partner hereby authorizes the Partnership to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership with respect to such Partner as a result of such Partner’s participation in the Partnership; if and to the extent that the Partnership shall be required to withhold or pay any such taxes, such Partner shall be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time such withholding or tax is paid, which payment shall be deemed to be a distribution to such Partner to the extent that the Partner (or any successor to such Partner’s Partnership Interest) is then entitled to receive a distribution. To the extent that the aggregate of such payments to a Partner pursuant to this Section 9.3 for any period exceeds the distributions to which such Partner is entitled for such period, the amount of such excess shall be considered a loan from the Partnership to such Partner, with interest at the Prime Plus Rate, which interest shall be treated as an item of income to the Partnership, until discharged by such Partner by repayment, which may be made in the discretion of the General Partner out of distributions to which such Partner would otherwise be subsequently entitled. Any withholdings authorized by this Section 9.3 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an Opinion of Counsel or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable, or that no withholding is applicable.
ARTICLE 10
TRANSFER OF INTERESTS
     10.1 Transfers of Partnership Interests.
     (a) No Partnership Interest shall be Transferred, in whole or in part, except (i) pursuant to a Permitted Transfer or (ii) following compliance with Section 10.2, and in either case in compliance with Section 10.4(a).
     (b) Each Transfer of a Partnership Interest, in whole or in part, shall be made in accordance with the terms and conditions set forth in this Article 10 and Article 11. Any Transfer or purported Transfer of any Partnership Interest not made in accordance with this Article 10 and Article 11 shall be null and void ab initio.
     10.2 Right of First Offer.
     (a) If a Limited Partner desires to make a Transfer of all or part of its Partnership Interest other than pursuant to a Permitted Transfer or with the prior consent of the General Partner, then the Limited Partner (hereinafter referred to as the “ROFO Selling Partner”) desiring to Transfer all or a portion of its Partnership Interest shall notify the General Partner which shall immediately provide a copy of such notice (the “ROFO Offering Notice”) to each of the other Limited Partners (hereinafter referred to as the “Remaining Partners”) of its desire to do so. For a period of 30 days after the receipt of the ROFO Offering Notice, the Remaining Partners, acting as a group represented by a Limited Partner selected by a majority in interest of the Remaining Partners (and failing such selection such Limited Partner holding the largest Partnership Interest of all participating Remaining Partners), shall have the right to elect to submit to the ROFO Selling Partner in writing an offer (the “ROFO Offer”) to purchase from the ROFO Selling Partner all, but not less than all, of the Partnership Interest referred to in the

ROFO Offering Notice for the price set forth in the ROFO Offer (the “ROFO Offer Price”) payable solely in lawful money of the United States and on such other terms and conditions as are set forth below or as may be specified in the ROFO Offer. The Remaining Partners will participate in the ROFO Offer in such proportions as they may agree and failing such agreement in proportion to the Sharing Ratios of the Remaining Partners electing to participate in such ROFO Offer, provided that no Remaining Partner shall be obligated to participate in such ROFO Offer without its consent and, provided, further, that any failure to participate, whether through inaction or otherwise, shall constitute a waiver of such Remaining Partner’s rights hereunder with respect to such ROFO Offer. Each Remaining Partner that elects to purchase a portion of the Partnership Interest referred to in the ROFO Offering Notice is herein called an “ROFO Purchasing Partner”.
     (b) The ROFO Selling Partner shall have 10 days following receipt of the ROFO Offer to notify the ROFO Purchasing Partners of its acceptance or rejection of the ROFO Offer. Failure to respond hereunder shall constitute a rejection of the ROFO Offer. If the ROFO Selling Partner elects to accept the ROFO Offer and sell the Partnership Interest covered by the ROFO Offering Notice in accordance with the terms thereof, the closing of such sale shall occur within 30 days after such acceptance on the following terms and conditions:
     (i) the ROFO Selling Partner shall deliver to the ROFO Purchasing Partner(s) a duly executed and acknowledged instrument of assignment conveying the requisite portion of the offered Partnership Interest to the ROFO Purchasing Partner(s) or its designee free and clear of all liens and encumbrances, which instrument shall contain a surviving representation concerning the absence of liens and encumbrances and shall contain a provision indemnifying and holding the ROFO Purchasing Partner(s) (or its designee) harmless from any loss, cost or expense (including reasonable attorneys’ fees) it may incur by reason of any breach of such representation;
     (ii) the ROFO Selling Partner shall (A) pay all transfer, stamp or similar taxes due in connection with the conveyance of the offered Partnership Interest (unless otherwise specified in the terms of the ROFO Offering Notice, in which event the terms of the ROFO Offering Notice shall govern), and (B) pay any amounts due to the ROFO Purchasing Partner(s) or the Partnership under this Agreement;
     (iii) each ROFO Purchasing Partner shall pay its portion of the purchase price (as adjusted by any credits and apportionments set forth below) to the ROFO Selling Partner;
     (iv) the ROFO Offer Price shall (A) be increased by the aggregate amount of all additional Capital Contributions made by the ROFO Selling Partner on account of the offered Partnership Interest in the period between the date of the ROFO Offering Notice and the closing date and (B) decreased by any Available Cash distributed to the ROFO Selling Partner on account of the offered Partnership Interest during such period, except to the extent that it was stated in the ROFO Offering Notice that Available Cash (specified as to source and amount) would be retained by the ROFO Selling Partner without reduction in the purchase price, in which event no such decrease shall be made on account of the specified Available Cash so distributed; and
     (v) the Partners shall execute all amendments to fictitious name, partnership, limited partnership or similar certificates necessary to reflect the withdrawal (or partial withdrawal) of the ROFO Selling Partner from the Partnership, the admission of any new

Partner to the Partnership, if applicable, the termination of the Partnership, or as may otherwise be required by law.
     (c) If within the 30 day period during which the Remaining Partners have the right to elect to purchase the ROFO Selling Partner’s Partnership Interest offered in the ROFO Offering Notice, they do not make an election to purchase all of such Partnership Interest, then the ROFO Selling Partner, within 120 days after the expiration of said 30 day period, may undertake and complete the Transfer of the Partnership Interests identified in the ROFO Offering Notice. The Transfer shall not be undertaken at a price equal to or lower than the ROFO Offer Price or upon materially more favorable terms to the purchaser than specified in the ROFO Offer. If the ROFO Selling Partner does not consummate a Transfer within 120 days after the date of the ROFO Offering Notice on such basis, then all restrictions of this Section 10.2 shall apply as though no ROFO Offering Notice had been given.
     (d) If a Limited Partner, rather than desiring to sell some or all of its Partnership Interests, desires to sell 100% of its equity securities to a party not an Affiliate of such Limited Partner, then this Section 10.2 shall apply to such transaction as if such Limited Partner were a ROFO Selling Partner and its equity securities were Partnership Interests to be offered to the Remaining Partners; provided, that if the Limited Partner owns more than a Partnership Interest, the value of the Partnership Interest will be determined based on the fair market value thereof.
     10.3 Transfer of Partnership Interest of General Partner. The General Partner may not Transfer its Partnership Interest without the prior written consent of a Majority Interest of the Limited Partners.
     10.4 General Transfer Provisions.
     (a) No Transfer of all or part of any Partnership Interest (including pursuant to a Permitted Transfer) shall be valid unless (i) the General Partner shall have received an Opinion of Counsel or such other evidence as may be reasonably satisfactory to the General Partner to the effect that any such transfer shall not be in violation of the Securities Act or applicable state securities laws or any rule or regulation promulgated thereunder or result in the imposition of additional regulatory requirements on the Partnership or the General Partner (including registration under the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, or require compliance with the plan asset regulations of ERISA); (ii) the General Partner shall have received with respect to such Transfer (taking into consideration the Transfer by itself together with any other prior Transfers of Partnership Interests of which the transferring Partner has knowledge at the time of such Transfer) either (A) an Opinion of Counsel from the transferor or transferee that such Transfer shall not result in the close of the Partnership’s taxable year with respect to all Partners, in the termination of the Partnership within the meaning of section 708(b) of the Code, or in the termination of its status as a partnership under the Code, or (B) an agreement from the transferor and the transferee to indemnify, save, and hold harmless the other Partners from and against any and all loss, cost, liability or expense (including but not limited to reasonable attorneys fees) which such other Partners may suffer if such Transfer or transaction would cause the close of the Partnership’s taxable year or such termination, (iii) each transferee shall have provided the General Partner with a properly completed and currently effective (A) Citizenship Certification and (B) non-foreign affidavit in the form prescribed under section 1446 of the Code; and (iv) each transferee shall have executed an instrument reasonably satisfactory to the General Partner accepting the obligations of an Assignee under this Agreement. Each party shall be responsible for their respective expenses in connection with the requested Transfer (including legal and accounting fees and expenses).
     (b) An Assignee of a Partnership Interest held by a Limited Partner shall be entitled to receive from the effective date of transfer, determined in the manner herein provided, the rights to share in such Net Income and Net Loss, to receive such distribution or distributions, and to receive such other allocations of income, gain, loss, deduction, credit, Simulated Gain, Simulated Loss, Simulated Depletion or similar items to which the transferor was entitled, to the extent assigned, and shall otherwise be subject to the limitations under the Delaware Act on the rights of an Assignee that has not become a Substituted Limited Partner. In addition, an Assignee shall have such other rights specifically granted to an Assignee in this Agreement.
     (c) An Assignee of a Partnership Interest held by a Limited Partner shall not, by virtue of the Transfer of those attributes of Partnership Interests described in Section 10.4(b), have any voting rights associated with such Partnership Interests. Such voting rights shall remain with the Limited Partner that last held such Partnership Interests until such time, if ever, as the Assignee is admitted as a Substituted Limited Partner in accordance with Article 11.
     (d) The General Partner shall review a request for Transfer of any Partnership Interests upon receipt of a copy of the proposed instrument of assignment and all such certificates and documents that the General Partner may request pursuant to Section 10.4. Unless otherwise agreed by the General Partner, each assignment shall become effective as of the first day of the calendar month following the notification from the General Partner to such transferor that the proposed Transfer satisfies all of the conditions listed above with respect to such Transfer. In the event of the Transfer of a Partnership Interest during a year, the rights and obligations to share in Net Income and Net Loss, to receive distributions and to receive such other allocations of income, gain, loss, deduction, credit, Simulated Gain, Simulated Loss or Simulated Depletion attributable to the transferred Partnership Interest shall, for federal income tax purposes, be prorated between the transferor and the transferee on a reasonable basis as determined by the General Partner and as is required by section 706 of the Code; provided, however, that gain or loss on a sale or other disposition of all or a substantial portion of the assets of the Partnership shall be allocated to the record holder of the Partnership Interest on the date of Transfer.
ARTICLE 11
ADMISSION OF LIMITED PARTNERS AND SUBSTITUTED LIMITED PARTNERS
     11.1 Admission of Substituted Limited Partners.
     (a) A Limited Partner shall have the power to give his Assignee the right to seek admission as a Substituted Limited Partner, subject to the conditions of and in the manner permitted under this Agreement. Such Assignee shall not become a Substituted Limited Partner unless the General Partner or the Board of Directors consents thereto, which consent shall not be unreasonably withheld; provided, however, that the transferee in a Permitted Transfer will become a Substituted Limited Partner without any consent of the General Partner or the Board of Directors. If such consent is withheld, such Assignee shall remain an Assignee. An Assignee shall not have the right to become a Substituted Limited Partner unless the General Partner’s or the Board of Directors’ consent is obtained and unless such Assignee (i) executes an instrument reasonably satisfactory to the General Partner or the Board of Directors accepting and adopting the terms, provisions, representations and agreements of a Limited Partner set forth in this Agreement, (ii) pays any reasonable expenses in connection with his admission as a

Limited Partner (including legal and accounting fees and expenses), (iii) executes all required amendments, certificates and other documents, and (iv) performs all acts relating to such substitution which the General Partner or the Board of Directors reasonably deems appropriate to comply with the applicable requirements of law or to preserve the limited liability status of the Limited Partners.
     (b) The admission of an Assignee as a Substituted Limited Partner shall become effective as of the date that such Person’s name and other required information as a Substituted Limited Partner relating to the transferred Partnership Interests is recorded in the records of the Partnership unless otherwise agreed by the Assignee and the General Partner.
     11.2 Admission of Successor General Partner. The transferee of the entire Partnership Interest of the General Partner as a General Partner pursuant to Section 10.3 shall be admitted to the Partnership as the General Partner, effective immediately prior to the Transfer pursuant to Section 10.3 and shall continue the business of the Partnership without dissolution.
ARTICLE 12
WITHDRAWAL OF THE GENERAL PARTNER
     12.1 Withdrawal of General Partner. The General Partner may not withdraw from the Partnership without the consent of a Majority Interest of the Limited Partners. Upon withdrawal as a General Partner, the interest of the former General Partner shall be treated thenceforth as the interest of a Limited Partner in the manner provided in Section 12.2.
     12.2 Interest of Departing General Partner. The departing General Partner shall be automatically admitted to the Partnership as a Limited Partner and its former Partnership Interest as a General Partner shall be automatically converted to a Limited Partner’s Partnership Interest entitled to all rights to all past and future allocations of Net Income, Net Loss, Simulated Gain, Simulated Loss, Simulated Depletion and items of income, gain, loss and deduction and distributions of cash or property applicable to the General Partner before such conversion (including the payment of any unpaid accrued distributions).
ARTICLE 13
DISSOLUTION AND LIQUIDATION
     13.1 Dissolution.
     (a) Events of Dissolution. The Partnership shall be dissolved and terminated upon (each of the following is an “Event of Dissolution”):
     (i) the expiration of its term as provided in Section 1.4;
     (ii) the withdrawal of the General Partner (other than by reason of a Transfer pursuant to Section 10.3);
     (iii) an election to dissolve the Partnership by the General Partner which is approved by a Majority Interest of the Limited Partners;
     (iv) the sale, disposal or abandonment of all or substantially all of the assets of the Partnership; provided that the sale or disposition by the Partnership of Units in accordance with this Agreement will not be taken into account in determining whether a sale or disposal of all or substantially all of the Partnership’s assets has occurred.
     (b) Continuation. Upon an Event of Dissolution described in Section 13.1(a)(ii), the Partnership shall thereafter be terminated unless, within a 90 day period immediately following such Event of Dissolution, a Majority Interest of the Limited Partners elect to reconstitute the Partnership and continue the business of the Partnership on the same terms and conditions set forth in this Agreement by forming a new partnership on terms identical to those set forth in this Agreement and having as a general partner a Person selected by such Limited Partners as described in this Section 13.1. Unless an election to reconstitute the Partnership is made by the requisite percentage of Limited Partners within 90 days after an Event of Dissolution, the Partnership shall conduct only those activities necessary to wind up its affairs. If an election to reconstitute the Partnership is made as described herein, then:
     (i) within an additional 90 day period a successor General Partner shall be selected by a Majority Interest of the Limited Partners;
     (ii) the Partnership shall continue until the end of the term for which the original Partnership is formed unless earlier dissolved in accordance with this Article 13;
     (iii) the interest of the former General Partner shall be treated thenceforth as the interest of a Limited Partner in the manner provided in Section 12.2; and
     (iv) all necessary steps shall be taken to amend the Certificate of Limited Partnership, and the successor General Partner may for this purpose exercise the powers of attorney granted pursuant to Section 15.1;
provided that the right to select a successor General Partner and reconstitute the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (i) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (ii) neither the Partnership nor the reconstituted Partnership would be treated as an association taxable as a corporation for federal income tax purposes upon the exercise of such right to continue.
     13.2 Liquidation.
     (a) Upon dissolution of the Partnership, the General Partner, or in the event the General Partner has been dissolved, become Bankrupt or withdrawn, unless an election to continue the Partnership is made pursuant to Section 13.1(b), a liquidator or liquidating committee selected by a Majority Interest of the Limited Partners, shall be the “Liquidator.” The Liquidator (if other than the General Partner) shall be entitled to receive such reasonable compensation for its services as may be approved by a Majority Interest of the Limited Partners. The Liquidator shall agree not to resign at any time without 15 days’ prior written notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by Majority Interest of the Limited Partners. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (which shall have and succeed to all rights, powers and duties of the original Liquidator) shall, within 30 days thereafter, be selected by Majority Interest of the Limited Partners. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. Except as expressly provided in this Article 13, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required, including good faith efforts to complete the winding up and liquidation of the Partnership as provided for herein. As promptly as possible after dissolution and again after final liquidation, the Liquidator shall cause a proper accounting to be made by the Accountant of the Partnership’s assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable
     (b) Except as set forth in paragraph (e), the Liquidator will sell or otherwise dispose of all Partnership assets, and any resulting gain or loss from such sales or other dispositions will be computed and allocated to the Partners in accordance with Section 5.1.
     (c) The Liquidator shall pay from Partnership funds all of the debts and liabilities of the Partnership (including all expenses incurred in liquidation) or otherwise make adequate provision therefor (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the Liquidator may reasonably determine).
     (d) All remaining assets of the Partnership shall be applied, in the following order of priority:
     (i) first, to the payment to creditors of the Partnership, including Partners, in order of priority provided by law; and
     (ii) second, to the Partners, in proportion to and to the extent of the remaining positive balances in their respective Capital Accounts (determined after allocating all Net Income, Net Loss, Simulated Gain, Simulated Loss, Simulated Depletion and other items of income, gain, loss and deduction through the date of distribution).
     (e) Upon liquidation of the Partnership, any Partner may elect to receive an in kind distribution of Units with a Net Agreed Value equal to the balance of such Partner’s Capital Account at the time of distribution, determined after allocating all Net Income, Net Loss, Simulated Gain, Simulated Loss, Simulated Depletion and other items of income, gain, loss and deduction through the date of distribution. Any assets distributed in kind shall be deemed sold by the Partnership immediately prior to their distribution for their fair market value at such time, and any resulting income, gain, or loss shall be allocated to the Partner electing to receive a distribution in kind as set forth in Section 5.1(b).
     13.3 Return of Capital. The General Partner shall not be personally liable for the return of the Capital Contributions of the Limited Partners or Assignees, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.
     13.4 Waiver of Partition. Each Partner irrevocably waives, during the term of the Partnership and during any period of its liquidation following any dissolution, any right that it may have to maintain any action for partition with respect to any of the assets of the Partnership.
     13.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership property as provided in Section 13.2 and Section 13.3, the Partnership shall be terminated, and the Liquidator shall cause the Certificate of Limited Partnership and all qualifications of the Partnership in all jurisdictions to be cancelled and shall take such other actions as may be necessary to terminate the Partnership.
     13.6 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 in order to minimize any losses otherwise attendant upon such winding up.
     13.7 No Capital Account Restoration. No Partner shall have any obligation to restore any negative balance in its Capital Account upon dissolution or liquidation of the Partnership or otherwise.
     13.8 Compliance with Timing Requirements of Regulations. Distributions in liquidation of the Partnership shall be made in compliance with Treasury Regulation section 1.704-1(b)(2)(ii)(b)(2).
ARTICLE 14
AMENDMENTS; MERGERS; MEETINGS; VOTING
     14.1 Amendments.
     (a) Subject to Section 14.1(c), the General Partner, without the consent of any Limited Partner, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:
     (i) a change in the name of the Partnership, in the registered office or registered agent of the Partnership or in the location of the principal place of business of the Partnership;
     (ii) the admission or substitution of Limited Partners in accordance with this Agreement;
     (iii) a change that the General Partner has determined is reasonable and necessary or appropriate to qualify or register, or continue the qualification or registration of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) under the laws of any state or which change is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes; or
     (iv) a change that the General Partner has determined is reasonable and necessary in order to conform to applicable State law, custom, or practice.
     (b) Subject to Section 14.1(c), other than amendments adopted pursuant to Section 14.1(a) or unless specified otherwise in this Agreement, an amendment to this

Agreement must be adopted by the approval of the General Partner and the affirmative vote of a Majority Interest of the Limited Partners.
     (c) Notwithstanding any other provision of this Agreement, no amendment to this Agreement may (i) increase a Partner’s liability or change the Capital Contributions required of a Partner without the consent of such Partner, or (ii) change a Partner’s rights and interests in the distributions, including distributions on liquidation, Net Income, Net Loss, Simulated Gains, Simulated Losses, Simulated Depletion and items of income, gain, loss, deduction and credit and distributions attributable to a class of Partnership Interest in a manner that is different than the other Partners holding the same class of Partnership Interest without the consent of such Partner, or (iii) make any change that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to the other classes of Partnership Interests without the consent of a Majority Interest of the Limited Partners in such class, or (iv) modify this Section 14.1, Article 12 or Article 13 without the consent of all Partners. Notwithstanding the foregoing, it is understood and agreed that an amendment of the Partnership Agreement in connection with the issuance of any Partnership Equity Securities as provided in this Agreement that effects a proportionate reduction in Investor Group Sharing Ratios, Investor Group Unit Sharing Ratios or Sharing Ratios of the existing Partners will not be considered a material adverse change on any existing Partner.
     (d) Notice to Partners of an amendment pursuant to this Section 14.1 shall be made promptly, but failure to provide such notice shall not affect the validity of such amendment.
     14.2 Meetings.
     (a) A meeting of the Partners shall be held each year either at the General Partner’s principal office or at such other location and on such date and time as the General Partner may designate. The place, date and time of such annual meeting shall be specified in a notice mailed by the General Partner not less than 20 days nor more than 45 days prior to the meeting date.
     (b) Other meetings of the Limited Partners may be called by the General Partner or upon a request in writing of a Majority Interest of the Limited Partners no more frequently than twice each Fiscal Year. The General Partner shall, within 5 days after its receipt of any such request for a Partners’ meeting, send to all Limited Partners written notice of the time, place and purpose for such meeting, which shall be held on a date not less than 20 nor more than 45 days after the date of mailing said notice (unless otherwise reasonably requested by the Limited Partners in their request for a meeting), at a reasonable time and place.
     (c) The Limited Partners may conduct any Partnership business at any such meeting, either in person, telephonically or by proxy, which is permitted for Limited Partners under this Agreement, but Limited Partners shall not engage in any activity which would be deemed taking part in the management or control of the Partnership’s business.
     14.3 Mergers, Consolidations and Exchange of Interests. The Partnership may agree to enter into a written agreement of merger, consolidation, conversion or interest exchange with one or more domestic or foreign limited partnerships or any other entity (as may be necessary) upon approval of such agreement by the General Partner, provided, that such agreement is also approved by the Board of Directors. The written agreement may contain such terms concerning rights of dissenting partners, appraisal rights and other matters concerning the transaction as the General Partner may deem necessary or desirable.

Notwithstanding the foregoing, no such merger, consolidation, conversion or interest exchange may occur if not expressly permitted by the laws of the state governing any other entity that proposes to enter into such transaction with the Partnership.
     14.4 Action by Written Consent. Any action or approval provided herein to be taken at a meeting of the Limited Partners may, in lieu of a meeting, be taken and evidenced by written consent signed by the requisite percentage of Limited Partners.
ARTICLE 15
POWER OF ATTORNEY
     15.1 Power of Attorney.
     (a) Each Limited Partner hereby constitutes and appoints the General Partner and its authorized representatives (and any successor by merger, assignment, election or otherwise and the authorized representative thereof) and the Liquidator with full power of substitution as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead to: sign, execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates and other instruments (including, at the option of the General Partner, this Agreement) and all amendments thereof (including revisions to Exhibit A hereto or the signature page of a Limited Partner attached hereto) which the General Partner or the Liquidator deems appropriate or necessary to qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all jurisdictions in which the Partnership may conduct business or own property; (B) all instruments which the General Partner or the Liquidator deems appropriate or necessary to reflect the terms of this Agreement or any amendment, change or modification thereof made in accordance with its terms; (C) all conveyances and other instruments or documents which the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) instruments relating to the admission or substitution of any Partner pursuant to Article 11 or Article 12;
     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive the death, incompetency, incapacity, disability, dissolution, Bankruptcy or termination of any Partner and the transfer of its Partnership Interest and shall extend to such Partner’s heirs, successors, permitted assigns and personal representatives. Each such Partner hereby agrees to be bound by any representations made by the General Partner or the Liquidator, acting in good faith and in a reasonable manner pursuant to such power of attorney; and each such Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney.
ARTICLE 16
REPRESENTATIONS AND WARRANTIES
     16.1 Representations and Warranties of each Partner. Each Partner represents and warrants to the Partnership and each other Partner as follows:
     (a) If such Partner is a corporation, it is duly organized, validly existing and in good standing under the law of the state of its incorporation.

     (b) If such Partner is a partnership, limited liability company or other entity, it is duly formed, validly existing, and (if applicable) in good standing under the law of the state of its formation.
     (c) Such Partner has full corporate, partnership, limited liability company, or other applicable power and authority to enter into this Agreement and to perform its obligations under this Agreement and all necessary actions by the board of directors, stockholders, partners, members, trustees, beneficiaries, or other Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by that Partner have been duly taken.
     (d) Such Partner has duly executed and delivered this Agreement.
     (e) Such Partner’s authorization, execution, delivery and performance of this Agreement do not conflict with any other agreement or arrangement to which such Partner is a party or by which it is bound.
     (f) Neither such Partner nor any Person acting on its behalf has employed or retained any broker, agent or finder in connection with the transactions provided for herein, or agreed to pay any brokerage fee, finder’s fee, commission or similar payment to any Person on account of the transactions provided for herein.
     (g) To the best knowledge of such Partner, such Partner and its Affiliates and Persons acting on their behalf have not taken any action, or failed to take any action, that has caused the organization of the Partnership and the issuance of the Partnership Interests to come within the registration requirements of the Securities Act, or any applicable state blue sky laws.
     16.2 Representations and Warranties of Each Limited Partner. Each Limited Partner represents and warrants to the Partnership and each other Partner as follows:
     (a) Such Limited Partner is an “Accredited Investor” as that term is defined in Regulation D promulgated by the United States Securities and Exchange Commission under the Securities Act.
     (b) Such Limited Partner acknowledges that neither the General Partner nor any Affiliate, representative or agent thereof has made any representation or warranty (other than those express representations and warranties made in this Agreement), express, implied, at common law, by statute or otherwise, including any representations and warranties relating to the estimated amount of any proved, probable or possible reserves, production rates, drilling opportunities, decline rates or facts relating to industry-wide risks normally associated with the oil and gas business with respect to any properties that may be acquired by the Partnership.
     (c) Such Limited Partner understands that the offer and sale of the Partnership Interest being acquired by it has not been registered under the Securities Act, or applicable state securities laws, on the basis that the offer and sale of Partnership Interests described in this Agreement and the issuance of securities hereunder is exempt from registration pursuant to the specific exemptions contained under such acts, and that the Partnership’s reliance on such exemptions is predicated on such Limited Partner’s representations set forth herein. Such Limited Partner understands that the Partnership Interest being acquired by it may not be sold, transferred or otherwise disposed of without registration under the Securities Act and applicable state securities laws, or the availability of an exemption therefrom, and that in the absence of a effective registration statement or the availability of such an exemption covering the offer and sale of such Partnership Interest, that the Partnership Interest must be held indefinitely, and the Limited Partner holding same must bear the economic risk of such investment indefinitely.
     (d) Such Limited Partner represents that it has such knowledge and experience in financial and business matters and such knowledge about the oil and gas business and the usual and customary practices of producers such as the Partnership and understands the risks associated therewith as to be capable of evaluating the merits and risks of its investment in the Partnership, and has the ability to bear the economic risks of such investment. Such Limited Partner further represents that it has had access, during the course of the transaction and prior to its investment in the Partnership, to information about the Partnership and that it has had, during the course of the transaction and prior to its investment, the opportunity to ask questions of, and receive answers from, the General Partner concerning the Partnership and the terms and conditions of the offer and sale of the Partnership Interests (to the extent that the General Partner possesses such information or can acquire same without unreasonable effort or expense) and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access. Each Limited Partner acknowledges that no information that it has requested of the General Partner has been denied or withheld.
ARTICLE 17
DISPUTE RESOLUTION
     17.1 Binding Arbitration.
     (a) Any dispute arising out of or relating to this Agreement or the Partnership, including claims sounding in contract, tort, statutory or otherwise (a “Dispute”), shall be settled exclusively and finally by arbitration in accordance with this Article 17.
     (b) Such arbitration shall be governed by and conducted pursuant to the Commercial Arbitration Rules of JAMS (collectively, the “Rules”).
     (c) The arbitrator shall permit discovery and rule on matters of confidentiality in accordance with Delaware law unless otherwise provided in the Rules.
     (d) All arbitration proceedings hereunder shall be conducted in Houston, Texas, San Francisco, California or such other location as the parties to such Dispute shall mutually agree.
     (e) All arbitration proceedings hereunder shall be before one arbitrator, which arbitrator will be a retired Texas or California state court judge or a retired Federal district court judge.
     (f) In deciding the substance of the Dispute, the arbitrator shall refer to the substantive laws of the State of Delaware for guidance (excluding choice-of-law principles that might call for the application of the laws of another jurisdiction).
     (g) The arbitrator shall conduct an initial hearing as soon as reasonably practicable, and render a final decision completely disposing of the Dispute that is the subject of such proceedings as soon as reasonably practicable but in no event later than 15 days after the final hearing.

     (h) Notwithstanding any other provision in this Agreement to the contrary, the Partners expressly agree that the arbitrator shall have absolutely no authority to award consequential, incidental, special, treble, exemplary or punitive damages of any type under any circumstances regardless of whether such damages may be available under Delaware law, or any other laws, or under the Rules.
     (i) The parties shall request that final decision of the arbitrator be in writing and set forth the reasons for such final decision, and if the arbitrator awards monetary damages to a party, contain a certification by the arbitrator that it has not included any consequential, incidental, special, treble, exemplary or punitive damages. To the fullest extent permitted by law, the arbitration proceeding and the arbitrator’s decision and award shall be maintained in confidence by the parties and the parties shall instruct the arbitrator to likewise maintain such matters in confidence.
     (j) The fees and expenses of the arbitrator shall be borne equally by the parties, but the decision of the arbitrator may include such award of the arbitrator’s expenses and of other costs.
     (k) The decision and award of the arbitrator shall be binding upon the Partners and final and nonappealable to the maximum extent permitted by law, and judgment thereon may be entered in a court of competent jurisdiction and enforced by any Partner as a final judgment of such court. The provisions of this Article 17 apply not only to claims asserted by and against Partners and their Affiliates, but also to such claims to the extent asserted by or against the Partnership.
ARTICLE 18
GENERAL PROVISIONS
     18.1 Addresses and Notices. The address of each Partner for all purposes shall be the address set forth for such Partner in the Partnership records or such other address of which the General Partner has received written notice. Subject to the following sentence, any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent to the Partner at such address by expedited courier service, registered or certified mail, return receipt requested or by telecopy (with a supplemental copy mailed on the date of such transmission by telecopier by prepaid first class mail). Notices shall be deemed received (a) with respect to notices given by expedited courier service or courier or delivered in person, on the Business Day indicated on the proof of delivery to the Partner’s then current address as reflected in the Partnership’s records (or if delivered on other than a Business Day, on the first Business Day thereafter), (b) with respect to notices given by registered or certified mail, 5 Business days after the date on which such notice was posted with the U.S. Postal Service to the Partner’s then current address as reflected in the Partnership’s records), and (c) with respect to notices given by telecopy, on the Business Day indicated on any proof of transmission to the Partner’s then current telecopier number, as reflected in the Partnership’s records, or in the event that such telecopier transmission is received after regular business hours, on the first Business Day thereafter.
     18.2 Titles and Captions. All Article or Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

     18.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
     18.4 Construction of Term “Includes”. The term “includes” and its derivatives means “includes, but is not limited to,” and corresponding derivative expressions.
     18.5 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purpose of this Agreement; provided, however, that nothing in this Agreement shall be construed to require any party to take any action that is in consistent with applicable law.
     18.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
     18.7 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
     18.8 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.
     18.9 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
     18.10 Legal Counsel. Each of the Partners hereby acknowledges and agrees that the law firm retained by the General Partner in connection with the formation of the Partnership does not and will not represent any Limited Partner individually in connection with the formation of the Partnership, the offering of Partnership Interests, the management and operation of the Partnership, or any dispute which may arise between the Partnership, the General Partner and/or their respective Affiliates on the one hand and one or more Limited Partners on the other hand. Such counsel retained by the General Partner may represent the Partnership and/or the General Partner and the members of management subsequent to the formation of the Partnership; provided, however, if there is a dispute between a Majority Interest of the Limited Partners and the General Partner, such counsel shall not represent the General Partner.
     18.11 Title to Partnership Property. All real and personal property owned by the Partnership shall be owned by the Partnership as an entity and, insofar as permitted by applicable law, no Partner shall have any ownership interest in such property in its individual name or right and each Partner’s Interest shall be personal property for all purposes.
     18.12 Applicable Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the internal laws, and not the laws pertaining to conflicts or choice of law, of the State of Delaware and that the Delaware Revised Uniform Limited Partnership Act as now adopted or as may be hereafter amended shall govern the limited partnership aspects of this Agreement.

     18.13 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. Furthermore, in lieu of each such invalid, illegal or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.
     18.14 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart. Each party shall become bound by the Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.
* * * * *
[Remainder of Page Left Blank]
[Signature Pages of the Partners Attached]

     IN WITNESS WHEREOF, the parties named below have caused this Agreement to be executed by their duly authorized officers or representatives on the date first above written.

GENERAL PARTNER: Ensource Energy Company, LLC
By:
Scott W. Smith President

LIMITED PARTNERS:

RTR Energy Partners
By:
Name:
Title:

George K. Hickox, Jr.

Jon A. Hughes

Loren B. Singletary

J. Thomas Eubank

Marshall M. Eubank

Scott W. Smith

Ensource Energy Investors LLC

By:
Name:
Title:

Ritchie Energy North, L.P.

By:
   its General Partner
By:
Name:
Title:

EXHIBIT A
LIST OF PARTNERS, INITIAL CAPITAL CONTRIBUTIONS AND SHARING RATIO

INITIAL CAPITAL
PARTNERS	CONTRIBUTION	SHARING RATIO

A-1

EXHIBIT 4.4(a)(ii)
FORM OF ESCROW AGREEMENT

EXHIBIT 7.7(c)
PLAN OF DISTRIBUTION
     The Partnership, or its pledgees, donees, transferees, or any of its successors in interest selling Units received from the Partnership as a gift, partnership distribution or other non-sale-related transfer after the date of the prospectus (all of whom may be selling unitholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling unitholders may sell the securities by one or more of the following methods, without limitation:
•	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange transaction in accordance with the rules of any stock exchange on which the securities are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales;

•	through the writing of options on the securities, whether or not the options are listed on an options exchange;

•	through the distribution of the securities by any selling unitholder to its partners, members or stockholders;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	any combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling Unitholder may also transfer the securities by gift. We do not know of any arrangements by the selling unitholders for the sale of any of the securities.
     The selling unitholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling unitholder. Broker-dealers may agree with the selling unitholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for the selling unitholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling unitholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.
     From time to time, one or more of the selling unitholders may pledge, hypothecate or grant a security interest in some or all of the securities they own. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling unitholders. As and when a selling unitholder takes such actions, the number of securities offered under this prospectus on behalf of such selling unitholder will decrease. The plan of distribution for that selling unitholder’s securities will otherwise remain unchanged. In addition, a selling unitholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.
     To the extent required under the Securities Act of 1933, the aggregate amount of selling unitholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling unitholder and/or purchasers of selling unitholders’ securities of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).
     The selling unitholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any discounts, concessions, commissions or fees received by them may be deemed to be underwriting discounts and commissions.
     A selling unitholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling unitholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. The selling unitholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. A selling unitholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling unitholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.
     The selling unitholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling unitholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling unitholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
     We may from time to time agree to indemnify in specified circumstances the selling unitholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the securities covered by the registration statement, against specified liabilities, including liabilities under the Securities Act of 1933. As a condition of any such indemnification, we would require the selling unitholders to provide a similar indemnity to us.
     The securities offered hereby were originally issued to the Partnership pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. We agreed to register the resale of the securities under the Securities Act of 1933, and to keep the registration statement of which this prospectus is a part effective until the date on which the selling unitholders may sell all of the securities without restriction pursuant to Rule 144(k) or have sold all of the securities. We have agreed to pay all expenses in connection with this offering, including certain legal fees, but not including underwriting discounts, concessions, commissions, transfer taxes or fees of the selling unitholders.
     The Fund will not receive any proceeds from sales of any securities by the selling unitholders. We cannot assure you that the selling unitholders will sell all or any portion of the securities offered hereby.